AS  FILED  WITH  THE  SECURITIES  AND  EXCHANGE  COMMISSION  ON  JULY  8,  1999
                                                   REGISTRATION  NO. ___________
================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ______________

                                    FORM SB-2
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                     CALIFORNIA MOLECULAR ELECTRONICS CORP.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

                                _________________

      ARIZONA                          8731                      86-0888087
   (State or other              (Primary Standard             (I.R.S. Employer
    jurisdiction)        Industrial Classification Code)      dentification No.)

                                 JON N. LEONARD
                               50 AIRPORT PARKWAY
                               SAN JOSE, CA  95110
                                 (408) 451.8404
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                             _______________________

                                   Copies to:
                             William D. Evers, Esq.
                           Rafael Aguirre-Sacasa, Esq.
                            Evers & Hendrickson, LLP
                           155 Montgomery, 12th Floor
                            San Francisco, CA  94104
                            Phone No.: (415) 772-8100
                             Fax No.: (415) 772-8101

                               ___________________

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.
                         CALCULATION OF REGISTRATION FEE

                                                                 Proposed Maximum
    Title of each class         Amount to be                    Aggregate Offering       Amount of
of Securities to be Registered   Registered   Price Per Share       Price (1)         Registration Fee
------------------------------  ------------  ----------------  --------------------  -----------------
Common Stock, no par value         1,000,000  $           6.00  $          6,000,000  $           1,668

Total                              1,000,000                    $          6,000,000  $           1,668
------------------------------  ------------  ----------------  --------------------  -----------------

(1)  Estimated  pursuant  to  Rule 457(a) under the Securities Act of 1933, as amended (the "Securities
     Act"),  solely  for  purposes  of  calculating  the  registration  fee.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                1,082,560 SHARES

                     CALIFORNIA MOLECULAR ELECTRONICS CORP.

                         COMMON STOCK AT $6.00 PER SHARE

California Molecular Electronics Corp. (the "Company" or "CALMEC") hereby offers up to 1,082,560 shares of the Company's Common Stock (the "Shares") at an offering price of $6.00 per share (the "Offering"). Of this amount, 1,000,000 shares are being offered by the Company and 82,560 shares are being offered by certain shareholders of the Company (the "Selling Shareholders"). The Company will not receive any of the proceeds of the sale of Shares belonging to Selling Shareholders. See "Selling Shareholders," and "Plan of Distribution."

THIS OFFERING INVOLVES A HIGH-DEGREE OF RISK. WE URGE YOU TO READ THE "RISK FACTORS" SECTION - BEGINNING ON PAGE 8 FOR A DISCUSSION OF CERTAIN MATERIAL FACTORS THAT SHOULD BE CONSIDERED BY YOU PRIOR TO MAKING AN INVESTMENT.


THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------
            PRICE TO THE PUBLIC   UNDERWRITING DISCOUNT   PROCEEDS TO
                                     AND COMMISSIONS      THE COMPANY
--------------------------------------------------------------------------------
PER  SHARE  $               6.00  $                 0.00  $       6.00
--------------------------------------------------------------------------------
TOTAL       $          6,000,000  $                 0.00  $  6,000,000
--------------------------------------------------------------------------------

There is no required minimum number of Shares to be sold in the Offering. As the Company can continue in its present mode of operation for 12 months without the proceeds from this Offering, there is no minimum number of shares that must be sold by the Company before it can use the proceeds from the Offering.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND IS SUBJECT TO CHANGE. WE MAY NOT DISTRIBUTE THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL AND IT IS NOT THE SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

                  THE DATE OF THIS PROSPECTUS IS JUNE 15, 1999

                           LIMITED STATE REGISTRATIONS

Only residents of those states in which the Shares have been qualified for sale under applicable securities or so called "Blue Sky" laws may purchase Shares in this Offering. Each potential investor will be required to execute a Subscription Agreement (a copy of which is include as the last two pages of this Prospectus) which, among other things, requires the potential investor to certify his or her state of residence. A potential investor who is a resident of a state other than a state in which the Shares have been qualified for sale may request that we register the Shares in the state in which such investor resides. However, we are under no obligation to do so, and may refuse any such request in our sole and absolute discretion.

                               STOCK CERTIFICATES

Within five days of its receipt of a Subscription Agreement accompanied by a check for the purchase price, we will send by first class mail a written confirmation notifying the subscriber of the extent, if any, to which such subscription has been accepted by the Company. We reserve the right to reject orders for the purchase of Shares in whole or in part. Not more than thirty days following the mailing of its written confirmation, the stock certificate evidencing the Shares purchased by an accepted subscriber (the "Investor") will be mailed to the Investor by first class mail.

                              AVAILABLE INFORMATION

We will provide without charge to each person who receives this Prospectus, upon request in writing sent to the address below, or upon oral request of such person at any stockholders' meeting, a copy of any of the information that is incorporated by reference into this Prospectus (not including exhibits to such information unless the exhibits themselves are specifically incorporated by reference). Send written requests to: California Molecular Electronics Corp.,
50  Airport  Parkway,  San  Jose,  California  95110.

                                TABLE OF CONTENTS

SUMMARY                                                                  4
RISK FACTORS                                                             8
USE OF PROCEEDS                                                         11
CAPITALIZATION                                                          12
LEGAL COUNSEL                                                           12
LEGAL PROCEEDINGS                                                       12
DILUTION                                                                12
PLAN OF DISTRIBUTION                                                    13
MANAGEMENT                                                              14
TECHNICAL ADVISORS                                                      15
SELLING SHAREHOLDERS                                                    19
SECURITY OWNERSHIP                                                      19
DESCRIPTION OF CAPITAL STOCK, INDEMNIFICATION, AND RECENT ORGANIZATION  20
BUSINESS                                                                21
PLAN OF OPERATIONS                                                      35
TRANSACTIONS WITH RELATED PARTIES                                       37
MARKET FOR SHARES AND RELATED STOCKHOLDER MATTERS                       37
EXECUTIVE COMPENSATION                                                  38
INDEX TO FINANCIAL STATEMENTS                                           39
INVESTOR SUBSCRIPTION AGREEMENT                                         51

                                    SUMMARY

This summary is qualified in its entirety by the detailed information appearing elsewhere in this Prospectus. This prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might make a difference include, but are not limited to, those discussed in "Risk Factors." All share and per share information has been adjusted to reflect a 100% stock dividend granted February 15, 1999 to every shareholder and option holder.

                             SUMMARY OF THE COMPANY

VISION We believe that a new field of technology in which individual molecules are used to produce effects that are currently being produced by electronic circuits is ready for commercial exploitation. This field is known as "Molecular Electronics. "Molecular Electronics seeks to use individual molecules for the components of computational, optical, and data storage devices. Molecular-sized structures promise to produce such devices thousands of times smaller than the smallest devices possible with semiconductor electronics. We further believe that Molecular Electronics will power much of the worldwide technological and economic advances that will occur over the next twenty-five years. Management will attempt to position CALMEC so as to be the beneficiary of this technological and economic advance. For this reason, Management believes that Molecular Electronics will grow to supplant the semiconductor industry that is in place today. There can, however, be no assurances that this will be the case.

AIM Our aim is to generate returns for our investors by acting now to gain control of important blocks of intellectual property (patents and trade secrets) in the Molecular Electronics field. We currently own the patent and trade secret rights to Chiropticene switching, the first practical single-molecule switching technology. We believe that these unprecedented light and electric field activated switches, one molecule in size, will become key components of numerous future computational, optical, and data storage molecular devices. CALMEC intends to take full advantage of the generic nature of this unique technology by securing the intellectual property rights on the lion's share of all specific applications, new devices and novel systems issuing from it. Management also believes that we are well positioned to gain control of other major intellectual property by developing new patents and trade secrets through our own internal efforts, and by developing patent-exploitation agreements for the patents and trade secrets belonging to others.

CUSTOMERS The Company's patent portfolio will form the basis for constructing a network of joint venture activities, aimed at product creation, with industrial customers from the display, computer and semiconductor industries. This network is intended to provide both short-term revenues from the licensing of our intellectual properties, and long-term revenues from the royalties from successful products.

FINANCIAL STRATEGY Our financial strategy is to grow the Company's value through expanding licensing and royalty revenues. We believe that early revenues will come primarily from up front fees paid to the Company by our industrial customers under licensing agreements for the use of pieces of our intellectual property for product development and sales. In addition, we expect to receive payment for activities supporting these customers during product development. We further believe that long-term revenues will flow from royalties received from successful products developed by our customers.

PRODUCTS As depicted in the figure below, we believe that the development of ChiropticeneTM switch technology will lead to a steady and rapid product progression, from specific display applications to sophisticated three-dimensional supramolecular information processors. This progress can be predicted as a result of our unique ability to manipulate the architecture of the single-molecule Chiropticene switch by elemental and compositional variation to optimize specific physical parameters that control its performance.

In the near term (1 to 5 years), we expect ChiropticeneTM switches to be immediately applicable to information display and storage technologies. Management also believes that the capacity of the ChiropticeneTM switches to function as light-triggers for liquid crystal display (LCD) media will be immediately exploitable for the production of inexpensive, fast, high resolution, low energy LCD displays. By fine-tuning the performance of these first devices, Management expects further immediate application in advanced, low cost, large-area and very-large-area high-definition flat panel display screens for innovative TV, computer, and commercial display applications. By tailoring the ChiropticeneTM molecule to satisfy other performance standards, we anticipate the exploitation of reversible ultra-high-density optical information storage for computers.

In the middle term (5 to 8 years), we aim to develop hybrid technologies comprising novel devices based on conventional solid state materials integrated with ChiropticeneTM based light panels. A targeted application will be laser-activated optical input/output arrays for opto-electronic computers. This will require constructing nanometer scale assemblies for three-dimensional transport and control of optical signals incorporating waveguide structures that link together ChiropticeneTM based logic elements to achieve signal processing at the molecular level.



                               [GRAPHIC  OMITED
                          of Proposed CALMEC Products]



MARKET The current market for liquid crystal display devices has surpassed 5 billion dollars and we believe that this market is poised for an exponential growth in revenue with the commercialization of large-area flat-panel displays for television, desktop computing, advertising and other novel applications.
Our clear and immediate niche in this market would be to provide photo-activators for liquid crystal devices. We believe that we will have an advantage in this niche because we believe that we will be in the position to develop very high resolution ChiropticeneTM-based flat-panels at a lower cost than others. There can, however, be no assurance of this. Very closely related to the display application and taking off from it, is the use of the ChiropticeneTM switch to enable reversible ultra high-density information storage. Upon achieving reversible high-density information storage, we believe that we will be positioned to capture a part of the "flash" memory market for computers. This market alone is currently valued at 3 billion dollars. As CALMEC moves the technology on to where the ChiropticeneTM switch will find its most natural application -- massively parallel systems for the storage and processing of information -- we believe that our potential for increased revenues will expand enormously. There can be no assurances given, however, that any revenue opportunity at all will in fact materialize for CALMEC.

COMPETITIVE POSITION To the best of our knowledge, we are the first company organized to make a business and a profit from capturing and exploiting the intellectual property of Molecular Electronics. Marketeers claim that being first is better than being better. As a matter of corporate policy, Management will energetically exploit our position of being first. CALMEC intends to be everywhere in the field: in the universities, in the government research labs, in the technology partnership offices of future customer corporations, and in the US Patent and Trademark Office.

PATENTS We have filed several new patent applications in Molecular Electronics, and in addition, we own the worldwide rights to the economic exploitation of United States Patent Number 5,237,067 (the "Patent") issued August 17, 1993 to Dr. Robert R. Schumaker. Dr. Schumaker is also the Company's Executive Vice President for Research and Development and a major shareholder in the Company (See "Management" and "Security Ownership"). The Patent's claims cover a class of Molecular Electronic switches that we refer to as Chiropticene switches. And, while there can be no assurances given at this time that we will be proven correct, we believe that Chiropticene switches will be major components of Molecular Electronic computers in the future.

CASH REQUIREMENTS In order to conserve resources, the Company's executive officers have agreed to work without pay until such date as the Board decides that the Company has attained capital sufficient to pay their salaries. THE COMPANY CAN CONTINUE IN ITS PRESENT MODE OF OPERATIONS FOR A YEAR WITHOUT ANY PROCEEDS FROM THIS OFFERING. Any and all proceeds from this Offering will be used to accelerate our financing and technical progress and amplify our influence on the field of Molecular Electronics.

COMPANY CONTACT Jon N. Leonard, Chairman: California Molecular Electronics Corp., 50 Airport Parkway, San Jose, California 95110. Phone: 408-451-8404.
Email:  Jon@calmec.com

                             SUMMARY OF THE OFFERING

Shares  offered     1,082,560  Shares. (1)

Offering  price     $6.00  per  Share.

Common  stock       5,978,940  Shares (2), to be outstanding after the  Offering

Other classes of stock Common Stock is the only authorized class of Company capital stock. There are currently 4,978,940 shares of Common Stock issued and outstanding(2), including the 82,560 shares being registered by the Selling Shareholders.

Dividend  policy     The  Company  does  not  anticipate paying dividends in the foreseeable  future.

Use  of  Proceeds     The  net  proceeds  from  the  sale  of  the Shares (after deduction  of  Offering  expenses(3)  estimated  at  $50,000)  will  be:

     -     $5,950,000  if  all  the  Shares  are  sold;
     -     $4,750,000  if  80%  of  the  Shares  are  sold;
     -     $3,550,000  if  60%  of  the  Shares  are  sold;
     -     $2,350,000  if  40%  of  the  Shares  are  sold;  and
     -     $1,150,000  if  20%  of  the  Shares  are  sold.

Notwithstanding the exact amount of net proceeds available, the Company expects to use substantially all of such proceeds to accelerate our technical progress and amplify our influence on the field of Molecular Electronics. There is no minimum number of Shares that must be sold prior to the Company's use of the net proceeds. No escrow account has been established. All subscription funds will be paid directly to the Company.


                                SUMMARY OF FINANCIAL INFORMATION

                                SUMMARY OF PREOPERATIONS EXPENSE

                                   INCEPTION THROUGH 12-31-97    1-1-98 THROUGH 12-31-98
                                  ----------------------------  -------------------------
Income                                                      0   $                  2,821
PreOperating Expense (4)                              ($7,571)                  ($46,478)
Net Loss                                              ($7,571)                  ($43,657)
Net loss Per Share                                          -                       (.01)


                                       BALANCE SHEET
                               --------------------------------

                                      DECEMBER 31, 1997             DECEMBER 31, 1998
                                  ----------------------------  -------------------------
Cash                              $                        94   $                154,626
Employee Advance & Deposit                                  0                      5,200
Patent License                                              0                     25,000
Organizational Costs                                      427                        427
TOTAL ASSETS                      $                       521   $                185,253
Payables                          $                     2,356   $                 18,258
Common Stock                                           10,704                    218,223
Receivable, Common Stock Sale                          (4,968)
Accumulated Deficit                                    (7,571)                   (51,228)
LIABILITIES AND EQUITY            $                       521   $                185,253

(1) Includes 82,560 shares that are offered on behalf of certain Selling Shareholders, none of the proceeds of which will go to the Company, and 1,000,000 shares that are offered by the Company, all of the proceeds of which (after deduction of the Offering expenses estimated at $50,000) will be received by the Company. (See "Selling Shareholders," and "Plan of Distribution.")
(2) Excludes shares subject to options under Company stock options plan. (See "Executive Compensation-- Stock Option Program.")
(3) Offering expenses reflect the cost of printing, distribution, legal & accounting services and misc. costs. (See "Use of Proceeds.")
(4)  INCLUDES PROVISION FOR STATE INCOME TAXES.

                                  RISK FACTORS

An investment in the Shares offered hereby involves a high degree of risk. Prospective investors should carefully consider all of the information in the Prospectus including the following risk factors.

WE  ARE  A  STARTUP  COMPANY  IN  ADVANCED  TECHNOLOGY

We are a startup company seeking to exploit an advanced technology, Molecular Electronics, that is at the edge of human knowledge. Because Molecular Electronics is at the frontier of knowledge, progress in the field is being driven by research and invention, not by products and sales. To the best of our knowledge, no proven products based on Molecular Electronics currently exist anywhere in the world. There can be no assurance given that we will ever be successful in our aims to revolutionize the electronics, communications and computer industries by exploiting the technology of Molecular Electronics, and to profit from the development of products, product sales, licensing fees and royalty streams.

WE  MAY  HAVE  TO  LICENSE  OUR  TECHNOLOGY  BACK  TO  ROBERT  SCHUMAKER

We plan to build our intellectual property position using US Patent Number 5,237,067, (the "Patent"). The Patent was invented by our Vice President, Robert R. Schumaker ("Schumaker") and has been assigned wholly to the Company in connection with an agreement with Mr. Schumaker dated as of May 1, 1997 (Patent Agreement"), as amended November 19, 1997 and January 13, 1999. Management intends to use the Patent and related patent applications as a beginning point in its intellectual properties portfolio and to add, over time, other patents, patent applications and trade secrets to it (see "Business"). In this Prospectus the Patent, together with all of the technology associated with it, is referred to as "Chiropticene Technology". (See "Business-Patent" for a discussion of the class of molecules referred to by CALMEC's trademark "Chiropticenes.") The Patent Agreement contains provisions that will cause the Chiropticene Technology to revert back to Mr. Schumaker if we fail to act to develop the Chiropticene Technology. For example, the Chiropticene Technology would be licensed back to Mr. Schumaker if we were to decide to abandon Chiropticene Technology in favor of some other technology. (An arbitration process is provided for in the Patent Agreement in the event there is disagreement between the Company and Mr. Schumaker on whether or not a failure to act may have occurred.)

We have no intention of failing to pursue Chiropticene Technology. Nevertheless, we recognize that over the course of time we may determine that it is not in the best interests of our stockholders to pursue the development of Chiropticene Technology. In that event, the Chiropticene Technology and perhaps the services of Mr. Schumaker as well, would become unavailable to the Company (See "Risk Factors - Dependence on Key Personnel"). Such an eventuality might require the acquisition of other talent and would require a different course of development of our intellectual property position. There is no guarantee that substitute talent or intellectual property would be available to us in a timely or cost effective manner, and therefore such an eventuality could adversely impact our ability to carry out our proposed business strategy.

OUR  INTELLECTUAL  PROPERTY  PROTECTION  MAY  NOT  BE  ADEQUATE

Our strategy is to expand our intellectual property, that is, our existing patent license and trade secrets in Molecular Electronics, and to use this intellectual property to deter competitive encroachment, as well as to develop products, product sales, license fees and royalty streams based on this intellectual property. There is no assurance that the intellectual property as currently controlled by us or as expanded in the future, will be adequate either to protect us from competitive encroachment from existing or future companies in such fields as electronics, communications and computers, or to generate significant products, product sales, license fees and/or royalty streams based on this intellectual property.

WE  HAVE  NO  OPERATING  HISTORY

We incorporated in Arizona on March 17, 1997. We have no operating history. Through December 31, 1998 we have spent an average of approximately $3,700 per month creating our intellectual property position and our operating plans. See "Financial Data". No assurance can be given that future revenues will result from our plans to develop and exploit our intellectual property in Molecular Electronics.

WE  ARE  DEPENDENT  UPON  KEY  EMPLOYEES

The vision and persistence of Dr. Jon N. Leonard, the management, organizational and selling skills of Mr. James J. Marek, and the scientific experience and technical skills of Dr. Robert R. Schumaker, are essential to our success. We do not carry key person life insurance on any of our key employees. The loss of the services of any of our executive officers or other key employees could have a material adverse effect on the business, results of operation and financial condition of the Company.

Our future success also depends on our ability to attract and retain highly qualified technical and managerial personnel. Competition for such personnel is intense and there can be no assurance that we will be able to retain our key technical and managerial employees - or that we will be able to attract and retain additional highly qualified technical and managerial personnel in the future. The inability to attract and retain the necessary technical and managerial personnel could have a material and adverse effect on our business, results of operations and financial condition.

VOTING  CONTROL  IS  IN  THE  HANDS  OF  A  SINGLE  SHAREHOLDER

Our stockholders are not entitled to cumulative voting rights. Consequently, the election of directors and all other matters requiring stockholder approval will be decided by majority vote except as otherwise provided by law. Mr. Jon
N. Leonard currently owns 80 percent of the outstanding common stock and, assuming all of the Shares offered hereby are sold, after the Offering, Mr. Leonard will own 67 percent of the outstanding common stock if all of the Shares are sold. Thus, Mr. Leonard is and will be in a position to control the election of our Board of Directors and our management and policies. See "Security Ownership".

THERE  IS  NO MINIMUM OFFERING AMOUNT; NO ESCROW; IRREVOCABILITY OF SUBSCRIPTION

There can be no assurance that all of the Shares offered will be sold. In addition, no escrow account has been established and all subscription funds will be paid directly to us, and may be used by us immediately upon receipt.
Subscriptions are irrevocable. See "Use of Proceeds", and "Plan of Distribution."

THIS  IS  A  BEST  EFFORTS  OFFERING

This Offering is being conducted directly by our officers on a "best-efforts" basis. No underwriter, placement agent, or other person has contracted with us to purchase or sell all, or a portion of, the securities offered hereby and there is no assurance that we can sell all or any of the securities. Due to the absence of an underwriter, there may be less due diligence performed in conjunction with this Offering than would be performed in a firm underwritten offering. It is also important to note that there are no restrictions as to whether officers, directors or beneficial shareholders can purchase securities in the Offering or the amounts they are able to purchase.

WE  HAVE  BROAD  DISCRETION  TO  ALLOCATE  NET  PROCEEDS

We have broad discretion to allocate a substantial portion of the proceeds of this Offering, in both dollar and percentage terms, on a net proceeds basis. See "Plan of Operation."

WE  MAY  HAVE  A  NEED  FOR  ADDITIONAL  FINANCING

Based on current projections, we may decide to raise additional capital in the future in order to fully achieve our goals. There can, however, be no assurance that such funds will be available, or if available, on terms acceptable to us. If we are unable to obtain such funds, our business operations could be adversely affected which, in turn, could cause a deterioration of our financial condition and ability to generate revenue.

THERE  MAY  BE  COMPETITION  IN  THE  FUTURE

If the technology of Molecular Electronics becomes a viable method for implementing computation, communications, and the mass storage of information, then the competition to control the intellectual property of this technology and to develop and market the products based on this technology will be substantial. We believe our that our future competitors could include existing display, electronics and chip making companies, most of which have greater financial, engineering, R&D, production, marketing and distribution resources than the Company. See "Business."

WE  ARE  SUBJECT  TO  GOVERNMENT  REGULATION

Electronic products are regulated in many ways by the government at various levels. Products and activities based on Molecular Electronics may likewise become subject to future governmental regulation. It is possible that such regulation would come to affect our business in ways that are difficult or impossible to predict.

YOU WILL EXPERIENCE IMMEDIATE AND SUBSTANTIAL DILUTION IN THE BOOK VALUE OF YOUR INVESTMENT

The public offering price at which the Shares are to be sold in the Offering is significantly higher than the net tangible book value per share of our Common Stock. Assuming all of the Shares offered hereby are sold, you will experience immediate and substantial dilution of $4.93 per share, or 82 percent. See "Dilution."

WE  ARBITRARILY  DETERMINED  THE  PURCHASE  PRICE

There is no known public trading market for our stock, and the price of the Shares offered hereby bears no relationship to the assets, book value, net worth or any other recognized criteria of value of the Company. The offering price of the Shares was determined arbitrarily by our Management, and should not be considered as an indication of the actual value of the Company. In determining the offering price, Management considered, among other things, our brief operating history, our limited financial resources, our growth and profit potential, the amount of dilution to you in this Offering, and the risk of investing in the Company. In addition, the prospects for our comprehensive approach in exploiting the field of Molecular Electronics were a key element in ascertaining the value of the Shares. You should make an independent evaluation of the fairness of such price. See "Capitalization", "Dilution" and "Financial Data."

THERE  IS  NO  PUBLIC  MARKET  FOR  THE  SHARES

There is no public market for these Shares, and a public market may not be available in the foreseeable future. Following the Offering, the Company plans to facilitate trading of its Common Stock by implementing an internet bulletin board based trading mechanism through which persons interested in purchasing or selling shares of Common Stock can meet prospective trading partners. Trading in this type of market should not be considered by investors as a reliable avenue for liquidity of their investment.

The Company's long-term plan for providing liquidity to its shareholders is to develop a public market for its common stock by soliciting securities brokers to become market makers of the Company's stock. However, to date the Company has not solicited any such securities brokers nor does the Company have any immediate plans to do so. There can be no assurance that the Company will be successful in soliciting a market-maker if it attempts to do so.

In view of the absence of an underwriter and the relatively small size of the Offering, there is little likelihood that a regular trading market will develop in the near term, if at all, or that if developed it will be sustained. Accordingly, an investment in these Shares should be considered highly illiquid.

OUR  BUSINESS  COULD  BE  ADVERSELY  IMPACTED  BY  YEAR  2000  COMPLIANCE ISSUES

During the next year, many software programs may not recognize calendar dates beginning in the Year 2000. This problem could force computers or machines which utilize date dependent software to either shut down or provide incorrect information. To address this problem, we have examined our computer and information systems, contacted our hardware and software providers, and where necessary, made upgrades to our system.

Although we believe that we are Year 2000 compliant, undetected errors may remain. Disruptions to our business or unexpected costs could arise because of undetected errors or defects in our technology or internal information systems, which are comprised of third-party software and hardware. Any such unforeseen errors or defects could have a material and adverse effect on our business, financial condition and results of operation.

OUR  STOCK  MAY  BE  SUBJECTED  TO  PENNY  STOCK  REGULATION

Although it is uncertain whether our stock will be listed on a national or regional exchange or whether broker-dealers will make a market in our stock, if our stock is not listed with a national or regional exchange, or quotation system, and broker-dealers do buy and sell our stock, then certain Penny Stock regulations could affect the sale of the stock if its stock price falls below $5.00. Broker-dealer practices in connection with transactions in Penny Stocks are regulated by rules adopted by the U.S. Securities and Exchange Commission. Penny Stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national exchanges or quoted on the NASDAQ system). The Penny Stock rules require a broker-dealer, prior to a transaction in a Penny Stock not exempt from the rules, to deliver a standardized risk disclosure document that provides information about Penny Stocks and the nature and level of risks in the Penny Stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the Penny Stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly accounting statements showing the market value of each Penny Stock held in the customer's account. In addition, the broker-dealer must make a special written determination that the Penny Stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. In the event our Common Stock becomes subject to the Penny Stock rules, such regulations may have the effect of reducing the level of trading activity and the secondary market for the stock and make it more difficult for investors to sell our stock.

SHARES  ELIGIBLE  FOR  FUTURE  SALE

Of the 4,978,940 shares of common stock currently outstanding (including the 82,560 shares being registered by Selling Shareholders), all were provided to investors in reliance upon an exemption from registration under Rule 506 of Regulation D ("Rule 506 D") of the Securities Act of 1933, as amended (the "Securities Act"). Accordingly, all of such shares are "restricted securities" under the Securities Act and cannot be resold without registration except in reliance on an applicable exemption from registration.

No prediction can be made as to the effect, if any, that future sales of the above described outstanding Common Stock, or the availability of such Common
Stock for sale, will have on the market price prevailing from time to time. Sales of substantial amounts of such Common Stock in the public market, or the perception that such sales may occur, could adversely affect the then prevailing market price.

In addition, we have adopted an employee stock option plan under which certain employees have been granted options (as of June 15, 1999) to purchase up to 869,500 shares of Common Stock vesting over a five year time period, and under which an additional 730,500 shares of Common Stock are reserved for future issuance to key employees, consultants or directors. No prediction can be made as to the effect, if any, that future sales or potential sales under the stock option plan may have on the market price of the Common Stock prevailing from time to time. Sales of substantial amounts of such Common Stock, or the perception that such sales may occur, could adversely affect the then prevailing market price.

THERE  ARE  A  LIMITED  NUMBER  OF  OUTSIDE  DIRECTORS

The Company has three directors. None is an outside director. See "Management--Directors and Executive Officers".

OUR ARTICLES OF INCORPORATION PROVIDE FOR THE INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS

The Articles of Incorporation of the Company, as required by law in the state of incorporation, provide that the Company shall indemnify any person who incurs expense by reason of such person acting as an officer, director, employee or agent of the Company and that this indemnification is mandatory in all cases in which indemnification is permitted by law.

DISCLOSURE  REGARDING  FORWARD-LOOKING  STATEMENTS

This  Prospectus  includes  "forward-looking  statements"  within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact included in this Prospectus, including, without limitation, the statements under "Summary," "Risk Factors," "Plan of Operations" and "Business" regarding the Company's strategies, plans, objectives and expectations, the Company's ability to acquire intellectual property from universities, government labs and others, the Company's ability to market such intellectual property to potential customers, the Company's ability to design, develop, manufacture and market products; the ability of the Company's products to maintain commercial acceptance; the Company's ability to achieve new product commercialization; the anticipated growth of its target markets; its future operating results; and other matters are forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable at this time, it can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the Company's expectations ("Cautionary Statements") are set forth in these "Risk Factors," as well as elsewhere in this Prospectus. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Statements.

                                 USE OF PROCEEDS

The Company has sufficient cash reserves to carry itself for a year even if no Shares whatever are sold pursuant to this Offering. We intend to use the proceeds from this Offering to accelerate the Company's progress and amplify its influence on Molecular Electronics. Thus we intend to use any proceeds received from this offering to extend in a strategic manner what we are already doing. To this end, the Company intends to spend about thirty percent of any proceeds received to expand its research and development work in order to gain additional intellectual property, about thirty percent of such proceeds to extend its Sales and Corporate Development work in order to foster both the acquisition of useful intellectual properties residing in other labs around the world, and the generation of revenue, about twenty percent to extend its capital development purchases, primarily lab and computer equipment, about ten percent extending its management processes, primarily its web based management tools, and about ten percent for the miscellaneous work required to support the body of extensions that are undertaken as a result of any funds that may flow into the Company through this Offering.

The following table sets forth the Company's anticipated use of proceeds for different levels of Shares sold. Each use of proceeds as a percentage of gross proceeds is also shown. Prior to their actual expenditure for the various allocations, proceeds will be invested in short term investment grade money market instruments and/or Government T-Bills. There is no minimum number of Shares which must be sold before we are able to use the net proceeds from the Offering. In addition, no escrow account has been established and all subscription funds will be paid directly to the Company.


                                 1,000,000             800,000              600,000              400,000              200,000
                                Shares Sold          Shares Sold          Shares Sold          Shares Sold          Shares Sold
                                ------------         ------------         ------------         ------------         ------------

Gross Proceeds from Offering    $  6,000,000   100%  $  4,800,000   100%  $  3,600,000   100%  $  2,400,000   100%  $  1,200,000

Less Offering Expenses:
  Printing                      $      4,000         $      4,000         $      4,000         $      4,000         $      4,000
  Distribution                  $      5,000         $      5,000         $      5,000         $      5,000         $      5,000
  Legal & Accounting            $     35,000         $     35,000         $     35,000         $     35,000         $     35,000
  Miscellaneous                 $      6,000         $      6,000         $      6,000         $      6,000         $      6,000
                                ------------         ------------         ------------         ------------         ------------
Total Offering Expense          $     50,000   0.8%  $     50,000   1.0%  $     50,000   1.4%  $     50,000   2.1%  $     50,000

Net Proceeds from Offering      $  5,950,000  99.2%  $  4,750,000  99.0%  $  3,550,000  98.6%  $  2,350,000  97.9%  $  1,150,000

  Use of Net Proceeds:
  Research & Development        $  1,785,000    30%  $  1,425,000    30%  $  1,065,000    30%  $    705,000    30%  $    345,000
  Sales & Corp.Development      $  1,785,000    30%  $  1,425,000    30%  $  1,065,000    30%  $    705,000    30%  $    345,000
  Capital Equip. Acquisition    $  1,190,000    20%  $    950,000    20%  $    710,000    20%  $    470,000    20%  $    230,000
  General & Administrative      $    595,000    10%  $    475,000    10%  $    355,000    10%  $    235,000    10%  $    115,000
  Miscellaneous                 $    595,000    10%  $    475,000    10%  $    355,000    10%  $    235,000    10%  $    115,000
Total Use of Net Proceeds:      $  5,950,000   100%  $  4,750,000   100%  $  3,550,000   100%  $  2,350,000   100%  $  1,150,000




Gross Proceeds from Offering     100%

Less Offering Expenses:
  Printing
  Distribution
  Legal & Accounting
  Miscellaneous

  Total Offering Expense         4.2%

Net Proceeds from Offering      95.8%

Use of Net Proceeds:
  Research & Development          30%
  Sales & Corp.Development        30%
  Capital Equip. Acquisition      20%
  General & Administrative        10%
  Miscellaneous                   10%
Total Use of Net Proceeds:       100%

                                 CAPITALIZATION

The following table shows the capitalization of the Company as of June 15, 1999, on an actual basis and on an adjusted basis giving effect to the Offering if, of the Shares offered, all, 80 percent, 60 percent, 40 percent and 20 percent are sold. The table assumes the payment of Offering expenses estimated at $50,000. The table does not reflect shares of common stock that would become subject to options under the Company's employee stock option plan, or shares that might be purchased at $5.00 per share with a warrant obtained in a Private Placement Offering dated 3-1-99 (see "Dilution" below).

                                  Actual*     As Adjusted**
                                                1,000,000       800,000      600,000      400,000      200,000
                                                 Shares         Shares       Shares       Shares       Shares
                                                  100%            80%          60%          40%          20%
                                -----------  ---------------  -----------  -----------  -----------  -----------
Issued and outstanding shares.   4,978,940        5,978,940    5,778,940    5,578,940    5,378,940    5,178,940
Paid-in capital. . . . . . . .  $  579,100   $    6,579,100   $5,379,100   $4,179,100   $2,979,100   $1,779,100
Cost of issuance .                ($18,754)        ($68,754)    ($68,754)    ($68,754)    ($68,754)    ($68,754)
Retained Earnings Thru 6-15-99   ($139,912)       ($139,912)   ($139,912)   ($139,912)   ($139,912)   ($139,912)
Stockholders' equity            $  420,434   $    6,370,434   $5,170,434   $3,970,434   $2,770,434   $1,570,434
                                -----------  ---------------  -----------  -----------  -----------  -----------

*    As of: 6/15/99
**   After giving effect to the Offering


                                  LEGAL COUNSEL

The Company is represented on securities matters by the firm of Evers and Hendrickson, LLP of San Francisco, California.

                                LEGAL PROCEEDINGS

Neither the Company nor its property is the subject of any pending legal proceedings.

                                    DILUTION

The Company was initially capitalized by a sale of Common Stock to its founder, Jon N. Leonard. Subsequently, we sold stock to our chief technologist, Robert
R. Schumaker, as a hiring inducement and for a patent license, and to our CEO, James J. Marek, Jr. as a hiring inducement. Subsequently, we sold Common Stock to Accredited Investors, under a Private Placement Memorandum (a "PPM") dated 4-1-98, at a price of $2.50 per share, and exempt from registration under Rule 506 of Regulation D. Subsequently the Company sold Common Stock to Accredited Investors, under a Private Placement Memorandum dated 3-1-99, at a price of $5.00 for a share plus a three-year warrant to purchase another share of Common Stock at $5.00, also under Rule 506 of Regulation D. The following table sets forth the difference between the Company's founder, the Chief Technologist, the CEO, the purchasers of stock under the two PPMs and purchasers of the Shares in this Offering with respect to the number of shares purchased from the Company, the total consideration paid and the average price per share paid. The table assumes all of the Shares offered hereby are sold.

                        Shares Issued     Total  Consideration   Av. Price
                    -------------------  --------------------  -----------
                      Number    Percent     Amount    Percent   Per Share:
                    ---------  --------  ----------  --------  -----------
Founder             4,000,000     66.9%  $   10,000      0.2%  $     0.003
Chief Technologist    400,000      6.7%  $    1,000      0.0%  $     0.003
President/CEO         400,000      6.7%  $    2,000      0.0%  $     0.005
PPM Investors*        178,940      3.0%  $  566,100      8.6%  $     3.164
New Investors**     1,000,000     16.7%  $6,000,000     91.2%  $     6.000
                    ---------  --------  ----------  --------
Total               5,978,940    100.0%  $6,579,100    100.0%
                    ---------  --------  ----------  --------

*     Includes service provider whose fee was paid in stock  at  PPM  pricing.
**    Assumes  all  of  the  Shares offered hereby are sold.

The following table sets forth the difference between the price to be paid by you and the net tangible book value per share as of June 15, 1999, as adjusted to give effect to the Offering if, of the Shares offered, all, 80 percent, 60 percent, 40 percent, and 20 percent are sold. Net tangible book value per share represents the amount of total tangible assets less total liabilities divided by the number of shares outstanding.

                                                    1,000,000    800,000    600,000    400,000    200,000
                                                     Shares      Shares     Shares     Shares     Shares
                                                      100%         80%        60%        40%        20%
                                                   -----------  ---------  ---------  ---------  ---------
Offering Price                                     $     6.00   $   6.00   $   6.00   $   6.00   $   6.00
Pre-Offering net tangible book value per share*    $     0.08   $   0.08   $   0.08   $   0.08   $   0.08
Increase per share attributable to Investors       $     0.98   $   0.81   $   0.63   $   0.43   $   0.22
Post-Offering net tangible book value per share**  $     1.07   $   0.89   $   0.71   $   0.52   $   0.30
Per share dilution to Investors                    $     4.93   $   5.11   $   5.29   $   5.48   $   5.70
Percent dilution per share to Investors                    82%        85%        88%        91%        95%
                                                   -----------  ---------  ---------  ---------  ---------

*    As of: 6/15/99
**   After giving effect to the Offering

                              PLAN OF DISTRIBUTION

In this Offering, the Company is offering up to 1,000,000 newly issued Shares and 82,560 Shares belonging to the Selling Shareholders at the Offering Price of $6.00 per share. There is no required minimum number of Shares to be sold pursuant to the Offering. Since there is no minimum, there will not be an escrow of funds, meaning that we will be able to use the proceeds from the Offering immediately as the proceeds are received. The Offering will begin on the date of this Prospectus and will continue for up to twenty-four months, or until all the Shares under this Offering are sold, or until such time as the Company shall decide to close or terminate the Offering in our sole and absolute discretion. The Minimum Investment in the Company is 100 Shares ($600.00).
The Maximum Investment, subject to waiver by the Company, is 20,000 Shares ($120,000.00).

We plan to offer and sell the Shares directly to you and we have not retained any underwriters, brokers or placement agents in connection with the Offering. However, we reserve the right to use brokers or placement agents and could pay commissions equal to as much as 10 percent of the gross proceeds. Since there is no minimum amount of Shares to be sold pursuant to the Offering and no escrow account for the deposit of subscribers' funds, no arrangement has been made to return the funds if all of the Shares offered are not sold. Jon N. Leonard, founder and Treasurer of the Company, will conduct the Offering on our behalf.

We will effect offers and sales of shares through printed copies of this Prospectus delivered by mail and electronically. Any voice or other communications will be conducted in certain states through our executive officers, and in other states through a designated sales agent, licensed in those states. Under Rule 3a4-1 of the Exchange Act, none of these employees of the Company will be deemed a "broker," as defined in the Exchange Act, solely by reason of participation in this Offering, because (1) none is subject to any of the statutory disqualifications in Section 3(a)(39) of the Exchange Act, (2) in connection with the sale of the shares hereby offered, none will receive, directly or indirectly, any commissions or other remuneration based either directly or indirectly on transactions in securities, (3) none is an associated person (partner, officer, director or employee) of a broker or dealer and (4) each meets all of the following conditions: (A) primarily performs substantial duties for the Company other than in connection with transactions in securities;
(B) was not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and (C) will not participate in selling an offering of securities for any issuer more than once every 12 months.

The proceeds of this Offering will be divided and disbursed as they are received on a pro rata basis between the Company and the Selling Shareholders. To subscribe for the Shares, you must complete, date, execute and deliver to us a Subscription Agreement and pay the purchase price of the Shares subscribed for by check, money order, wire transfer, credit card, or FAX check payable to California Molecular Electronics Corp. A copy of the Subscription Agreement is included as the last two pages of this Prospectus. We reserve the right to reject any subscription in its entirety or to allocate Shares among prospective investors. If any subscription is rejected, funds received by the Company for such subscription will be returned to the subscriber without interest or deduction. Within five days of its receipt of a Subscription Agreement accompanied by a check for the purchase price, we will send by first class mail a written confirmation to notify the subscriber of the extent, if any, to which such subscription has been accepted by the Company.

                                   MANAGEMENT

DIRECTORS  AND  EXECUTIVE  OFFICERS

The Company's directors and executive officers, who will hold office until removal or resignation, are as follows:

                                                                                  DATE OF
        NAME             AGE                   POSITION                      ELECTION/APPOINTMENT
-----------------------  ---  ---------------------------------------------  --------------------
Dr. Jon N. Leonard        59  Director, Chairman, Treasurer                  March 17, 1997
Mr. James J. Marek        55  Director, President,  CEO                      September 1, 1997
Dr. Robert R. Schumaker   63  Director, Executive Vice-President, Secretary  May 27, 1997

DIRECTOR  AND  EXECUTIVE  OFFICER  COMPENSATION

We currently do not pay compensation to our directors and executive officers for their services. In the future, after we have completed our startup phase of business (see "Business-Startup Phase"), executive officers will be compensated for their services as executive officers, but will not be separately compensated for their services as directors. Presently, all executive officers of the Company are serving without compensation. This is one of the reasons that we are able to function indefinitely with or without the proceeds of this Offering.

BIOGRAPHICAL  SKETCHES  OF  MANAGEMENT

DR. JON N. LEONARD is a consultant to business and Government in science, technology, and business development. He was the founding President and CEO of BPM Technology, a company that raised 10 million dollars in venture capital to develop and market a three dimensional printer product. Prior to that he was the Chief Scientist of the Strategic Products Manufacturing Division of Hughes Aircraft Company. Dr. Leonard has authored numerous technical papers in the areas of electronics, computation and communication, as well as three popular books in the area of human health. Dr. Leonard received Ph.D. and Bachelors degrees in mathematics and physics from the University of Arizona and a Masters degree in engineering from UCLA.

MR. JAMES J. MAREK, JR. has over 30 years of business experience in high technology companies. He has over 16 years in top management positions (CEO, President, General Manager, Vice President of Marketing and Sales, and Director) with full P&L responsibility for start-up companies as well as multimillion dollar corporations manufacturing and marketing sophisticated electronic products. Since 1996, he has consulted for businesses acting in pivotal capacities in startups, turnarounds, and contract negotiations. Mr. Marek has a Bachelor of Electrical Engineering degree from Marquette University and has taken post graduate work in Communications, Marketing, Finance, Accounting, and Business Management.

DR. ROBERT R. SCHUMAKER was trained at the University of California, Santa Cruz, where he received his bachelors degree with honors in chemistry, and at the University of Oregon, where he received his Ph.D. in chemistry in 1972. Dr. Schumaker spent 25 years as a research scientist at IBM where he led work in Molecular Electronics and was credited as the developer of new superconducting materials. He holds a dozen U.S. patents including a patent, licensed to the Company, in Molecular Electronics involving molecular-optical switching. He has spent the past 10 years in research and teaching at the University of Bordeaux (France), the University of Alabama, and Universidad Autonoma de Guadalajara
(Mexico),  and  has been a consultant to several industrial companies in Europe.

                               TECHNICAL ADVISORS

TECHNICAL  ADVISORY  COMMITTEE

The Technical Advisory Committee was formed to advise our Board of Directors, Research and Development organization, and senior management on technical and scientific matters related to exploiting the field of Molecular Electronics for economic gain. The Committee is composed of individuals, mainly from outside the Company, with exceptional backgrounds in Molecular Electronics science. Each member is renowned in the scientific community and has been recognized for his achievements with numerous awards. They have written and co-authored prominent scientific papers and text books and have served and continue to serve on editorial boards of various scientific publications. All members serve on the Technical Advisory Committee in exchange for Company stock or stock options.

BIOGRAPHICAL  SKETCHES  OF  TECHNICAL  ADVISORS

MICHAEL P. CAVA was born in Brooklyn, New York on February 13, 1926. He entered Harvard University in 1943 and received a Bachelor of Science degree in Chemistry from that institution in 1946. His graduate studies were carried out at the University of Michigan which awarded him a Master of Science degree in Chemistry in 1948 and a Ph.D. degree in Chemistry in 1951. His doctoral preceptor was the late Professor W.E. Bachmann. During the period 1951 through 1953, Dr. Cava was a Research Associate at Harvard University where he held a U.S. Public Health Postdoctoral Fellowship and worked with Professor R.B. Woodward. He was on the staff of the Department of Chemistry of the Ohio State University from 1953 through 1965, during which time he held the positions of Assistant Professor (1953 - 1958), Associate Professor (1958 - 1963), and Professor (1963 - 1965). He then held the position of Professor of Chemistry at Wayne State University from 1965 through 1969. From July 1969 through June 1985, Dr. Cava was Professor of Chemistry at the University of Pennsylvania. He has also been a Visiting Professor at the University of Illinois (1957) and the University of California at Santa Barbara (1968). He has been a Fellow of the Alfred P. Sloan Foundation (1958 - 1962) and has spent research leaves in Switzerland (1959), in Brazil (1965), and in France (1979). In the winter of 1973, he was Sir C.V. Raman Visiting Professor at Madras University, India. From September 1984 to August 1985, Dr. Cava was the recipient of a Guggenheim Fellowship, enabling him to study at the University of Paris and at the University of California at Santa Barbara. Since July 1985, he has been at the University of Alabama as the Ramsay Professor of Chemistry. Dr. Cava has served as a member of the Executive Committee of the Organic Division, American Chemical Society, and the Editorial Boards of the Journal of Organic Chemistry, Heterocycles, Sulfur Letters, and Sulfur Reports. He has served as a member of the Medicinal Chemistry Study Section B (1966 - 1970) and Section A (1986 -
1991), National Institutes of Health. In 1992, Dr. Cava received the University of Alabama's Burnum Award for Outstanding Teaching. In 1996, he was awarded the University of Alabama's Blackmon-Moody Outstanding Professor Award. He has authored or co-authored 411 scientific papers, a chemical monograph, and two textbooks.

Professor Cava's research areas extend over several different areas of organic chemistry. In the field of natural products, he is interested in the chemistry of biologically significant compounds, especially those derived from aromatic or heterocyclic systems. Other research interests include the organic chemistry of Group VI elements, especially sulfur and tellurium, as well as material science studies aimed at the synthesis of new organic metals and non-linear optical materials.

ROBERT M. METZGER was born in Japan in 1940 of Hungarian parents. He was educated in France, Italy, and the United Kingdom. He obtained his Bachelor of Science degree in Chemistry from the University of California Los Angeles in 1962. His post graduate studies were performed at Caltech where in 1966 he was awarded the Ph.D. degree in Chemistry. From 1969 through 1971, he attended Stanford University doing his postdoctoral work. Professor Metzger has taught at the University of Mississippi at Oxford (1971 - 1986) and at the University of Alabama in Tuscaloosa (1986 - present). He presently holds the position of Professor of Chemistry at the University of Alabama and is a member of the Materials Science faculty. Professor Metzger has written more than 140 research publications, among them the "Unimolecular Electrical Rectification in Hexadecylquinolinium Tricyanoquinodimethanide" which was published in a recent issue of the Journal of the American Chemical Society. He has edited or co-edited four books and has attended conferences and presented invited papers in 21 foreign countries. Professor Metzger has directed the research of nine Ph.D. students, one MS student, and over a dozen postdoctoral associates.

Professor Metzger's research interests in physical chemistry are extensive. From 1971 through 1983, he studied the cohesion of organic ionic crystals. In 1976, he determined experimentally that the organic metal TTF TCNQ was thermodynamically stable. He studied the paramagnetic resonance and crystal structure of several organic semiconductors, the cohesion of high-temperature ceramic oxide superconductors, and the magnetism of iron in porous aluminum oxide.

In 1992, Professor Metzger's research in Molecular Electronics led to the discovery that Langmuir-Blodgett multilayers of fullerene, when doped with potassium, became super-thin superconductors at low temperatures (i.e., temperatures lower than in bulk). In 1997, he found that the zwitterionic crystal hexadecylquinolinium tricyanoquinodimethanide was a unimolecular rectifier of electrical current, which may be the world's smallest electronic device and one of the first examples of a truly unimolecular electronic device.

JOSEF MICHL was born in Prague, Czechoslovakia in 1939. He studied at the Charles University in Prague with V. Horak and P. Zuman, and at the Czechoslovak Academy of Sciences with R. Zahradnik, receiving his Ph.D. in 1965. He enjoyed a rich variety of postdoctoral experiences covering a range of experimental and theoretical chemistry with R.S. Becker at the University of Houston, M.J.S. Dewar at the University of Texas, A.C. Albrecht at Cornell University, J. Linderberg at Aarhus University, and finally with F.E. Harris in physics at the University of Utah. He joined the department of chemistry at the University of Utah in 1970 and served as Chairman from 1979 through 1984. He left Utah in 1986, moving to the University of Texas in Austin as the Collie-Welch Regents
Chair Professor. In 1991, he was lured to his current position as Professor in the Department of Chemistry and Biochemistry at the University of Colorado in Boulder. Professor Michl has held numerous visiting positions and named lectureships throughout the world. He has received honorary degrees from Georgetown University in Washington, DC and from the University of Pardubice in the Czech Republic.

Professor Michl has earned an international reputation in the close integration of experiment and theory in his research. His publications span an extraordinary breadth of areas, including organic, inorganic, analytical, physical, and theoretical chemistry. He has, in particular, been instrumental in the current understanding of organic photochemistry. His applications of novel methodologies in matrix isolation spectroscopy have been groundbreaking, leading to a deeper knowledge of the fundamental properties of highly reactive and high-energy molecules. His studies on silicon reactive intermediates and oligosilanes have been instrumental in the understanding of photochemical processes in silicon-based polymers. He has long enjoyed a fruitful collaboration with scientists at IBM, helping to produce currently used photoresists and new optical storage systems. In recent years, he has focused on new classes of rigid-rod molecules, systems he has termed "staffanes", as well as oligomeric carboranes, to assemble ordered materials with interesting and useful physical properties -- a molecular-sized "Tinkertoy" set.

Professor Michl has received numerous awards including a Sloan Award, a Guggenheim Fellowship, the Humboldt Senior US Scientist Award, the Utah Section Award and the Cope Scholar Award from the American Chemical Society, the Schr dinger Medal from the World Association of Theoretical Organic Chemists, the 1994 award from the Inter-American Photochemical Society, the Heyrovsky Gold Medal from the Czech Academy of Sciences, and the Gold Medal of the Charles University in Prague. In 1986, he was elected to the National Academy of Sciences and in 1988 to the International Academy of Quantum Molecular Science. He is a WATOC Fellow and an honorary member of the Czech Learned Society. Professor Michl is currently the editor of Chemical Reviews and is an Editorial Board member of Accounts of Chemical Research, Bulletin of the Chemical Society of Japan, Chemistry-a European Journal, Collection of Czechoslovak Chemical Communications, and International Journal of Quantum Chemistry. He had a long association with IUPAC, where he chaired the Photochemistry Commission from 1985 through 1989. He has co-authored five books on photochemistry and polarization spectroscopy, several patents, and over 400 scientific papers. His current areas of interest are modular chemistry, highly reactive molecules, molecular electronic structure, silicon and boron chemistry, and photochemistry.

MARK A. REED received his Bachelors Degree with Honors in Physics from Syracuse University in 1977. He continued his post graduate studies at Syracuse University receiving a MS degree in Physics in 1979 and a Ph.D. degree in Solid State Physics in 1983. He left the University to join Texas Instruments as a Member of the Technical Staff in the Ultrasmall Electronics Branch where he co-founded the Nanoelectronics research program. In 1988, he was elected to Senior Member of the Technical Staff. Dr. Reed left Texas Instrument in 1990 to join the faculty at Yale University where he presently holds a joint appointment as Professor in the Electrical Engineering and Applied Physics Departments. Since 1995, he has been the Chairman of Electrical Engineering.

Dr. Reed's research activities have included the investigation of nanoscale and mesoscopic systems, tunneling and transport in heterojunction systems, artificially structured materials and devices, MEMS, nanotechnology, and molecular electronics. He is the author of more than 85 professional publications and has given three plenary and more than 75 invited talks. He holds 11 United States as well as several foreign patents on quantum effect, heterojunction, and molecular devices. His book credits include Nanostructure Physics and Fabrication (1989), Nanostructures and Mesoscopic Systems (1992), and Nanostructured Systems (in the series Semiconductors and Semimetals). He has chaired numerous international conferences and program committees and is an associate editor for several technical journals including Physical Review
Letters. He has been elected to the Connecticut Academy of Science and Engineering, Who's Who in American Science and Engineering, and is a Senior Member of the IEEE. In October 1990, Fortune Magazine named Dr. Reed as one of America's most promising young scientists and in 1994 he won the Kilby Young Innovator Award. In 1997, the DARPA ULTRA Most Significant Achievement Award was presented to him for his work in molecular electronics.

CHAD A. MIRKIN was born in Phoenix, Arizona on November 23, 1963. He obtained his Bachelor of Science degree in Chemistry from Dickinson College in Carlisle, Pennsylvania in 1986. His graduate studies were performed at Pennsylvania State University where he majored in organic and inorganic chemistry and received his Ph.D. in Chemistry in 1989. That same year, Dr. Mirkin moved to the Massachusetts Institute of Technology as a National Science Foundation Post Doctoral Fellow. Upon finishing his postdoctoral work in 1991, he joined Northwestern University as an Assistant Professor in the Chemistry Department and, in 1995, was promoted to Associate Professor. In 1997, at the age of 33, he became Charles E. and Emma H. Morrison Professor of Chemistry at the University. He is currently a member of various faculties within the Chemistry Department including the Nanotechnology and Molecular Electronics Faculty.

Professor Mirkin's research interests and activities focus on problems at the interfaces of four disciplines: organometallic chemistry, electrochemistry, nanotechnology, and surface chemistry. He has pioneered the surface modification chemistry of high temperature superconductors and has also identified and co-developed a new interdisciplinary field that focuses on using complex biomolecules to assemble nanoscale inorganic building blocks into functional meso- and macroscopic structures.

Dr. Mirkin is the author or co-author of more than 70 scientific manuscripts in professional publications such as the Journal of the American Chemical Society, Science, Angewandte Chemie International Edition in English, and Nature. He holds six United States patents and various foreign patents on such concepts as self-assembled fullerene-based materials and two-terminal voltammetric microsensors. Dr. Mirkin has won many national awards for his research including the 1999 ACS Pure Chemistry Award, the 1998 E. Bright Wilson Prize, the 1998 PLU Fresenius Award, the Beckman Young Investigator Award, the National Science Foundation Young Investigator Award, an Alfred P. Sloan Foundation Fellowship, the Dupont New Professor Award, the ONR Young Investigator Award, and the
Camille Dreyfus Teacher-Scholar Award. In 1997, he was co-recipient of a prestigious BF Goodrich Collegiate Inventors Award for one of the three most outstanding collegiate inventions in all of medicine, science, and engineering.

JAMES M. TOUR graduated Cum Laude in 1981 from Syracuse University with a Bachelor of Science Degree in Chemistry. His post graduate studies were performed at Purdue University where in 1986 he received his Ph.D. in Organic Chemistry. He performed his postdoctoral work from 1986 through 1988 at the University of Wisconsin and Stanford University. Upon completing his postdoctoral work, Dr. Tour joined the Department of Chemistry and Biochemistry at the University of South Carolina where he has held the positions of Assistant Professor (1988 - 1992), Associate Professor (1992 - 1994), and Professor (1994
- 1996). He is presently Guy F. Lipscomb Professor of Chemistry. While on sabbatical leave from the University in the Fall of 1994, Dr. Tour was a Visiting Scholar in the Department of Chemistry at Harvard University. He has served on both the CAREER Program Advisory Committee (March 1995) and the Materials Research Centers Advisory Committee (April 1996 and February 1997) of the National Science Foundation. From 1996 through 1998, Dr. Tour was an advisor to the Governor of South Carolina serving on that State's Mathematics and Science Advisory Board. He presently is a member of the National Defense Science Study Group.

In addition to molecular scale electronics, Dr. Tour's research interests are in organic chemistry, polymer chemistry, and materials science. They include conjugated oligomers and polymers for electronic, photonic, and high performance materials applications; self-assembly; fullerene syntheses and separations; flame-retardant polymer additives; polymer-supported syntheses; metal deposition in sol-gel materials; and homogeneous and heterogeneous catalysis.

Dr. Tour has been granted 12 United States patents and has numerous patent applications in process. He has authored or co-authored more than 120 scientific papers. Descriptions of his work in molecular scale electronics have appeared in such renown publications as the Journal of the American Chemical Society, the Journal of International Quantum Chemistry, the Journal of Organic Chemistry, the European Journal of Inorganic Chemistry, Macromolecules, Molecular
Electronics: Science and Technology, Nanotechnology, and the Journal of Applied Polymer Science.

ROBERT R. SCHUMAKER, the Company's Executive Vice President of Research and Development, was born on September 16, 1935 in Redlands, California. While in the position of Senior Laboratory Technician with IBM, he took an educational leave in 1966 to pursue his undergraduate degree in Chemistry at the University of California in Santa Cruz. Two short years later, in 1968, he received his Bachelors Degree with honors in Chemistry. He continued on with his education entering the graduate program at the University of Oregon where, in 1972, he received his Ph.D. in Chemistry. Dr. Schumaker returned to IBM where, as a Senior Research Scientist, he was a leader in Molecular Electronics research and was credited as the developer of new superconducting materials. In 1978, he took a six month sabbatical from the IBM Research Laboratories in San Jose, California to do work on the synthesis of organic conductors at the IBM Laboratories in Yorktown Heights, New York. While at IBM, Dr. Schumaker received 12 awards for his research including four "Invention Achievement" and three "Special Activities" awards. In 1985, he left industry and spent the next 10 years at the University of Bordeaux in France, the University of Alabama, and the Universidad Autonoma de Guadalajara, the largest private university in Mexico. At the University of Bordeaux, Dr. Schumaker was a Visiting Chief Investigator working on organic semiconductors. While in Europe, he was consultant to several industrial companies. In 1986, Dr. Schumaker returned to the United States joining the Chemistry Department at the University of Alabama in the position of Visiting Scientist working on the synthesis of organic semiconductors. From 1988 through 1992, Dr. Schumaker was on the staff of the Department of Organic Chemistry at the Universidad Autonoma de Guadalajara, during which time he held the position of Professor/Investigator and served as a Ph.D. Program Advisor. In 1992, Dr. Schumaker founded International Molecular Processors, a private company conducting research in the area of molecular switch devices. He holds more than a dozen United States patents including a patent, licensed to the Company, in Molecular Electronics involving molecular-optical switching.

Dr. Schumaker has written and co-authored over 33 articles published in such noted publications as the Journal of the American Chemical Society, the Journal of Organic Chemistry, and Solid State Communications. He has been invited and presented numerous papers at international scientific meetings such as the Universidad Nacional Autonoma de Mexico Winter Meeting, the American Chemical Society's National Meeting, the Chemical Society of Japan Symposium, and the Academy of Sciences Conference. He has prepared and presented over 35 research seminars at Universities, Institutes, and Research Laboratories in seven countries.

Dr. Schumaker's interests and research expertise are in molecular electronics, organic conductors, and energy storage. Specifically, his areas of interest are in the preparation of novel molecular-optical switching devices for laser modification and informational storage; the design, synthesis, and study of the physical properties of chalcogen compounds; the development or organic superconductors; and the design of organic compounds for energy storage.

JAMES J. MAREK, JR., the Company's President and CEO, was born in Chicago, Illinois on December 22, 1943. After graduating from Marquette University in 1966 with a Bachelor of Electrical Engineering degree, Mr. Marek joined industry as a design engineer for the Bell System, specifically Western Electric and Bell Telephone Laboratories. During the next 14 years in the Bell System, he progressed from engineering into product consulting, product management, and project management. He was member of the Technical Staff at Bell Telephone Laboratories where he was awarded a patent for his design work. At Western Electric, he held such management positions as Department Chief and Assistant Manager. In 1980, Mr. Marek left the Bell System to expand his base of experience. He has worked for various high technology companies where he gained experience in product management, manufacturing, operations, sales, marketing (domestic and international), finance, human resources, customer service, legal, staff development, and general management. He has held the positions of Director of Product Management and Marketing, Vice President of Sales and Marketing, General Manager, President, CEO, and Treasurer. Mr. Marek has served on the Board of Directors of two companies. He has been a successful independent management consultant specializing in startup companies, turnaround management, sales and marketing management, and contract negotiations. He has performed post graduate work in Communications, Marketing, Finance, Accounting, and Business Administration at the University of Colorado in Denver, the Western Electric Corporate Education Center, and the American Management Association.

                              SELLING SHAREHOLDERS

The table below sets forth certain information regarding the beneficial ownership of common stock of the Selling Shareholders as of June 15, 1999, and as adjusted to give effect to the sale of common stock offered hereby.

                                            COMMON STOCK BENEFICIALLY                    COMMON STOCK BENEFICIALLY
                                           OWNED PRIOR TO THE OFFERING       SHARES      OWNED AFTER THE OFFERING*
                                       -----------------------------------             -----------------------------
                                             NO. OF      % OF OUTSTANDING     BEING      NO. OF    % OF OUTSTANDING
SHAREHOLDER NAME                             SHARES         SHARES           OFFERED     SHARES         SHARES
                                       ----------------  -----------------  ---------  ----------  -----------------
Jon N. Leonard                                4,000,000              80.3%     20,000  3,980,000               66.6%
Schumaker Family                                400,000               8.0%     35,000    365,000                6.1%
James J. Marek, Jr.                             400,000               8.0%     20,000    380,000                6.4%
David W. Collins, Trustee,
  David W. Collins Retirement Plan               13,040                **       4,960      8,080                 **
Grant Tucker Humphries                            2,000                **         600      1,400                 **
Ronald C. McConnell                               4,000                **       2,000      2,000                 **

Totals:                                       4,819,040                        82,560  4,736,480               79.2%

*     Assuming  All  of  the  Shares  Offered  Hereby  are  Sold
**    Less  than  1%

                        SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of the date of this Prospectus, with respect to each director and officer, the Accredited Investors, and all directors, officers, and Accredited Investors as a group. There is no person who is known to the Company to be the beneficial owner of more than 5 percent of the Company's Common Stock other than the directors and officers.




                                               COMMON STOCK BENEFICIALLY OWNED
                                     PRIOR TO THE OFFERING          AFTER THE OFFERING**
                                     ---------------------          --------------------

                                       NO. OF    % OF OUTSTANDING    NO. OF    % OF OUTSTANDING
SHAREHOLDERS*                          SHARES         SHARES         SHARES         SHARES         POSITION IN COMPANY
------------------------------------  ---------  -----------------  ---------  -----------------  ----------------------
Jon N. Leonard
13924 N. Green Tree Dr.               4,000,000              80.3%  3,980,000              66.6%  Chairman and Treasurer
Tucson, AZ 85737


James J. Marek, Jr.***
1080 Grande View Blvd., #828            400,000               8.0%    380,000               6.4%  President and CEO
Huntsville, AL 35824


Robert R. Schumaker***                                                                            Executive Vice President
19950 Wright Dr.                        400,000               8.0%    365,000               6.1%  of R&D and Secretary
Los Gatos, CA 95030


Shareholders as a Result of Private     178,940               3.6%    171,380               2.9%
Placement (PPM)


Total Shares Owned by the
Above Shareholders                    4,978,940               100%  4,896,380                82%

* Shareholders Leonard and Schumaker have given stock to relatives in the amounts of 8,334 and 30,000 shares respectively. While both claim no control of the gifted shares, this table lists ownership as if they did retain control.
**   Assuming all shares offered hereby are sold.
*** Company has granted this individual options on 400,000 shares of common stock under a Company stock option plan. (See "Executive Compensation -- Stock Option Program").

                            DESCRIPTION OF SECURITIES

DESCRIPTION  OF  CAPITAL  STOCK

CAPITAL STOCK The Company's only form of capital stock is Common Stock. We are authorized to issue 20,000,000 shares of Common Stock with no par value. There are 4,978,940 shares of Common Stock currently issued and outstanding, including the 82,560 shares to be registered by Selling Shareholders. All of our currently outstanding shares of Common Stock were issued in private transactions exempt from registration. (Accordingly, such shares are "restricted securities" under the Securities Act and cannot be resold without registration except in reliance on an applicable exemption from registration. After a two year holding period, a non-affiliate shareholder may sell without restrictions.)

After the Offering, and assuming all of the Shares offered hereby are sold, 5,978,940 shares of Common Stock will be issued and outstanding. Of these 5,978,940 shares, 4,896,380 shares will still be unregistered, and thus still not salable except in reliance on an applicable exemption from registration.

Each share of Common Stock entitles the holder thereof to one vote on all matters submitted to a vote of the stockholders. Since the holders of Common Stock do not have cumulative voting rights, holders of more than 50 percent of the outstanding shares can elect all of the directors of the Company and holders of the remaining shares by themselves cannot elect any directors. Holders of Common Stock will be entitled to receive, on a pro rata basis, such dividends as may be declared by the Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, holders of the Common Stock have the right to a pro rata portion of the assets remaining after payment of liabilities. All shares of Common Stock currently outstanding, and to be outstanding upon completion of this Offering, are and will be fully paid and non-assessable.

LIMITATIONS ON TRANSFER OF SHARES Prior to the Offering there has been no public trading market for the Shares. Following the Offering, we plan to facilitate trading of our Common Stock by implementing, on a World Wide Web internet site, a trading mechanism through which persons interested in purchasing or selling shares of the Company's Common Stock can meet prospective trading partners.

The Company's long-term plan for providing liquidity to its shareholders is to develop a public market for its capital stock by soliciting securities brokers to become market-makers of its stock. However, to date the Company has not solicited any such securities brokers nor does the Company have any immediate plans to do so.

TRANSFER AGENT AND ANNUAL REPORT The Company will serve as its own transfer agent for its Shares. Each year we will prepare and distribute to our shareholders an Annual Report which describes the nature and scope of our business and operations for the prior year.

INDEMNIFICATION  OF  OFFICERS,  DIRECTORS,  EMPLOYEES  AND  AGENTS

The Articles of Incorporation, as required by the laws of the State of Arizona, provide that the Company shall indemnify any person who incurs expense by reason of such person acting as an officer, director, employee or agent of the Company, and that this indemnification is mandatory in all cases in which indemnification is permitted by law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ORGANIZED  WITHIN  PAST  FIVE  YEARS

The Company was organized in 1997 specifically to develop the technology of Molecular Electronics. No promoters have participated in the organization of the Company other than its directors, Dr. Jon N. Leonard, Dr. Robert R. Schumaker, and Mr. James J. Marek. Dr. Schumaker and the Company are parties to a patent license and assignment agreement upon which the Company's technology is being built. (See "Business" and "Transactions with Related Parties.")

                                    BUSINESS

OUR  VISION

We believe that the field of Molecular Electronics will power much of the worldwide technological and economic advance that will occur over the next twenty-five years. Molecular Electronics is the technology of using single molecules to form the components of computational and data storage devices.
Molecular sized computation could lead to computational devices thousands of times smaller than the smallest devices possible with semiconductor electronics. Management believes that this enormous shrinkage potential will allow Molecular Electronics to create an industry that could supplant the semiconductor industry that is in place today.

The Company's aim is to generate long-term returns for our investors by acting now to capture a rewarding portion of the future of the Molecular Electronics industry. Management believes that now is the right time to gain control of important blocks of intellectual property (patents and trade secrets) in the Molecular Electronics field. CALMEC already controls the patent and trade secret rights to Chiropticene switching, a technology that Management believes will be a key component of future Molecular Electronics devices. The Company is positioned to gain control of other prime intellectual property by developing new patents and trade secrets through its own internal efforts, and by developing patent-exploitation agreements for the patents and trade secrets belonging to others.

Management's strategy for generating favorable returns for the Company's investors combines a technical strategy for exploiting the field of Molecular Electronics, with a financial strategy for building revenues and stock value.

Our technical strategy is to capture and exploit crucial Molecular Electronics intellectual property in order to drive the development of the field. An important beginning is our ownership of the rights to the patented Chiropticene switching technology. Management intends, through additional in-house patent development, to further enlarge CALMEC's patent portfolio based on the Chiropticenes. We are also currently working on technology exploitation agreements with thirteen key universities and government labs that are leaders in the field of Molecular Electronics.

The Company's intellectual property will form the basis for constructing a network of joint venture activities with future industrial customers from the semiconductor, computer and chemical industries, aimed at the creation of advanced products based on Molecular Electronics. Such a customer network is intended to provide two kinds of revenues: short-term revenues from the licensing of our intellectual properties, and long-term revenues from the royalties payable to the Company that result from successful products. Management believes that our future customer network, together with our intellectual property position, will provide us with the business foundation to develop our own family of products.

Our financial strategy is to grow the Company's stock value through expanding technology licensing and product royalty revenues. Our goal is nothing short of owning, through intellectual property development, a meaningful portion of the entire revenues generatable in the field of Molecular Electronics. It is the goal of owning a meaningful portion of the entire revenues generatable in the field of Molecular Electronics, and that goal alone, that the Company was formed to pursue. It is our firm belief in the reality of that goal that has kept our executive officers working full time without pay for an extended period of time in the pursuit of it.

We believe that early revenues will come from up-front fees paid to the Company by our industrial customers under licensing agreements for the use of pieces of our intellectual property for product development. In addition, we expect to receive payment for R&D activities supporting these customers during product development.

The Company believes that long-term revenues will flow from royalties received from successful products developed by our customers, and from sales of our own product families.

All three revenue sources: licensing fees, royalty payments, and product sales, will enhance the Company's value. Early revenues from licensing fees will be used to grow our technology base. Longer term revenues from royalty streams and Company products will be used with the intent to dominate the field of Molecular Electronics with the aim to maximally grow our stock value.

WHY  MOLECULAR  ELECTRONICS?

It is fair to say that the enormous economic boom of the last 25 years has been driven largely by a single fantastically successful technological device. That device is the semiconductor switch in the form of the field effect transistor. The field effect transistor, or FET, has been scaled down in size, and scaled down in size again, over and over, decade after decade, for the last 40 years, and today, millions of such devices can be integrated onto a single computer chip the size of your little fingernail, and mass produced by the millions. Intel's Pentium II computer chip, for example, contains more than 7 million semiconductor FET switches, and has been manufactured and sold worldwide by the 100s of millions.

This never ending shrinkage in the size of the semiconductor switch has brought with it a never ending growth in computer power at an ever decreasing cost. This in turn has underwritten tremendous gains in productivity that have reached into every aspect of society from manufacturing, to mass communication, to transportation, and even into our homes and offices. Whole new industries have arisen because of this. Software, cell phones, the internet, even biotech, owe their existence as we know them to the advances driven by the semiconductor FET switch.

Management estimates that the market resting directly on the semiconductor switch, namely the chip market, the chip-based computer market, and the software markets for those computers, will exceed $500 billion annually by the close of this year.

Much of this $500 billion annual market depends upon the continued GROWTH of the power of computation: more powerful computers for fewer dollars and better software for less cost as a result of these computers. But without continued shrinkage of the semiconductor switch, this growth cannot be continued.

It is clear to many observers that the end to the continuously shrinking semiconductor switch is now on the horizon. The density of semiconductor switches on a chip is now so great that cross talk between switches, a fatal circumstance to a computer chip, is difficult to control. Furthermore, at these densities, heat generation is so great that it threatens the viability of the chip. To control these effects, the cost of a single chip-manufacturing facility already exceeds one billion dollars. It is estimated that the cost of the next generation facility will exceed 10 billion dollars, with no guarantee that the chips it would provide would be sufficiently reliable to meet the needs for which they would exist.

In an interview in the October 19, 1998 issue of Business Week, Nobel laureate Richard Smalley said:

     "I've had meetings with folks at the chip consortium Sematech. The notion that they will eventually have to leave silicon was discussed in depth. They see so many problems on the horizon that they can't get around .This is all to explain why we may need molecular electronics. Once you're below 100 nanometers, a device has to go way down in size to remain stable. It can't be a little under 100 nanometers. It'll have to be more like one nanometer, or about 3-4 atoms across. At the same time, this device has to live in the real world, with air and water around it. So how can we be sure that this tiny entity we so carefully crafted will stay just that, without adding or subtracting one or more atoms? THE ANSWER IS, IT WILL BE A MOLECULE. That means all the atoms stay together, as we made them. They're happy that way, and don't want to change."

That is our view as well. The end of the ever-shrinking semiconductor switch is the beginning of Molecular Electronics. When the semiconductor reaches the wall, the only thing on the other side of the wall is the molecule. The molecule is nature's preferred way to maintain totally stable entities where one entity is exactly like every other entity of its kind. And stable molecules that promise to perform useful computation can be made in huge numbers for very little cost.

The Government also recognizes the need to find Molecular Electronics answers to the impending difficulties in further shrinking the semiconductor switch. Last year the Defense Advanced Projects Research Agency (DARPA), the Federal Government's primary funder of advanced research, and the institution credited with the invention of the internet, began its own Molecular Electronics program, called the Moletronics Program. In their words:

     "The Defense Advanced Research Projects Agency (DARPA) is soliciting innovative research proposals in molecular electronics (Moletronics). The goal of the Moletronics Program is to demonstrate THE INTEGRATION OF MULTIPLE MOLECULES and/or nanoparticles into scalable, functional electronic devices that are interconnected to each other and connected to the outside world in a realistic and practical manner. The long-term goal of this effort is to provide moderate computational power and high-density memory in an extremely small, low-power format, which will NOT REQUIRE MULTI-BILLION DOLLAR FABRICATION FACILITIES."

Some of the members of the Company's Technical Advisory Committee (See "Technical Advisors" for a description of the Technical Advisory Committee and its members) and their universities have been awarded contracts under the Moletronics Program, with the Company playing the "commercialization" role for them.

CALMEC'S  MOLECULAR  ELECTRONICS  SWITCH

Calmec's ChiropticeneTM switch is a switchable device that goes beyond the semiconductor switch in size reduction. This switch is a single molecule that exhibits classical switching properties. Being only one molecule in size, it promises device densities thousands of times denser than is possible with even the smallest semiconductor switch.

ChiropticeneTM molecules are switchable between two distinct states in which the states are spatial mirror images of each other. These mirror images are electronically and optically distinct, enabling sharp and stable switching properties.

Mirror imagery is a property familiar to everyone because our hands are mirror images of each other. (That is, our left hand seen in a mirror, looks just like our right hand seen straight on without a mirror.) And despite the fact that our two hands are alike, they are also distinct: a glove that fits the right hand won't fit the left, and vice versa. While the universe treats objects that are mirror images as completely distinct and essentially unrelated to each other, such objects can be engineered to flip on command, across the mirror plane, one into the other. In this way, they make nature's most perfect switch.

Mirror image properties are also called "handedness" properties because of this relationship between our hands. In chemistry, such properties are called "chiral" properties after the Greek word CHEIR, "hand." The ChiropticenesTM get their name from a combination of the word chiral, because they exhibit handedness, and the word optic, because they are optically switchable and optically readable.

Figure 1 below illustrates the idea behind the concept of a molecular mirror-image switch. This figure shows an equilibrium process, a rapid thermal oscillation, between two forms of a particular molecule, an amine molecule, in which the two forms are mirror images of each other. A mirror plane is shown separating the forms. (Although a molecule is shown on each side of the mirror, there is only one molecule, occupying one volume of space, but inverting itself rapidly between the two forms as it oscillates.)

In Figure 1-A the mirror images are NOT geometrically distinguishable from each other. That is, one image can be geometrically manipulated so as to be superimposable on the other. This is because the substituent hydrocarbon residuals, the Rs, attached to the nitrogen atom, N, are identical. (While such a molecule couldn't be a switch, because the mirror images are not distinguishable from each other, it is useful to start describing the key properties needed in the switch using this molecule.) The large bold arrows in Figure 1-A, represent the amine molecule's natural electric dipole, a vector that points from the negative nitrogen atom toward the more positive R hydrocarbons. This dipole vector, a key electrical property of the molecule, has both size and direction. Note that these arrows point in opposite directions for the two molecular forms. This means that as the molecule switches the configuration of its atoms as it oscillates, the dipole vector also switch directions.

In Figure 1-B the substituent hydrocarbons on the amine molecule are all different: R, S, and T. Because of this, the mirror images CAN BE geometrically distinguished from each other. That is, this molecule is a chiral molecule, one form of the molecule cannot be manipulated so as to superimpose the other. In other words, it comes in a "left" handed version and a "right" handed version. The arrow for the dipole vector in Figure 1-B is drawn with an uneven bar across it to signify that it is the dipole vector of a chiral molecule and to provide a visual method for distinguishing on paper the arrow belonging to the left handed version from the one belonging to the right handed version. (An unevenly crossed arrow is never superimposable upon its mirror image by rotations and translations restricted to the paper plane.)

In general, reactions of molecules that result in the molecule being converted into its mirror image, as in Figure 1, are called narcissistic reactions (after the Greek god Narcissus who fell in love with his own reflection in a pool). When the molecule undergoing such a reaction is chiral, the reaction is called an asymmetric narcissistic reaction. The fundamental principal of the Chiropticenetm switch is that control of the direction of the crossed arrow symbol, the dipole vector, enables control of the chirality of the molecular forms during manufacture, and consequently control of the chiroptical properties of the molecular switch.

ELEMENTS  OF  THE  CHIROPTICENETM  SWITCH

The ChiropticeneTM switch is a single-molecule chiroptical dipole switch. The switch molecule is constructed of atoms in such a way as to make it asymmetric and capable of undergoing a narcissistic reaction. It possesses a strong electric dipole vector that points approximately perpendicularly to the mirror plane of the reaction. In operation, the chiroptical dipole switch is triggered by light and controlled with an electric field, actions that change the direction of the molecule's electric dipole vector by 180o thereby reversing the molecular chirality.

FIGURE 1.  UMBRELLA-LIKE INVERSION OF AMINES: SWITCHING BETWEEN MIRROR-IMAGE
           FORMS INLLUSTRATING REVERSAL OF THE MOLECULAR ELECTRONIC DIPOLE
           VECTORS


                                 [GRAPHIC OMITED
                               A.  SYMMETRIC AMINE
                                NON-CHIRAL AMINE
                           SUPERIMPOSABLE MIRROR IMAGE]


                                 [GRAPHIC OMITED
                               B.  ASYMMETRIC AMINE
                                  CHIRAL AMINE
                        NON-SUPERIMPOSABLE MIRROR IMAGE]

By  using  crossed  arrow  symbols we represent the chiral switching process as:



                             [MIRROR GRAPHIC OMITED]



Remembering that the two crossed arrows represent one molecule, occupying one volume of space, each arrow signifies one of two states of the molecule, constituting the binary pair of the switch,



                                 [GRAPHIC OMITED]



and  having  the  following  switch  action:



                                 [GRAPHIC OMITED]



The switch may also be flipped by an electrical field that flips the dipole, and its state may be read with a field detector that detects the molecular capacitance induced by the dipole.

PROPERTIES  OF  THE  SWITCH

ChiropticeneTM technology is a GENERIC single-molecule switch technology, meaning that the technology embraces a wide class of patent-protected switchable molecules. This class of switches is expected to produce devices with the following valuable intrinsic properties:

STABILITY     Two  equal  but  opposite energy states in these molecules affords stability  while  assuring  complete  reversibility.

SPEED     Electrical  field  switching  will  potentially  provide  femptosecond computational switching times. Optical switching will potentially provide nanosecond computational switching times.

NANOASSEMBLY     The  molecules  will  lend  themselves to the new techniques of nanotechnology self-assembly enabling the assembly of supra-molecular device architectures.

PHOTONIC ADVANTAGE The ChiropticeneTM molecule capitalizes in novel ways on the unique properties of light in data manipulation: high bandwidth, frequency domain modulation, diffraction, refraction, reflection, superposition, and parallelism.

THRESHOLD PROTECTION     An intervening neutral state prevents optical switching
without  electrical  stimulation.

MOLECULAR  ENGINEERING     By  the  judicious  selection  of  constituents,  the
ChiropticeneTM molecule can be tuned to respond to selected laser frequencies and can be engineered to meet specific performance requirements.

NON  DESTRUCTIVE  READOUTS     The  molecule  can be interrogated without energy
absorption by means of optical rotation or by measurement of the capacitance at the molecule produced by the dipole.

COMMERCIAL  ATTRACTIVENESS     ChiropticeneTM based devices are expected to have
no moving parts and operate at room temperature. They are also expected to be enormously cost effective to produce.

MEDIA  PREPARATION  OF  THE  SWITCH

To control the crossed arrow dipole vector, the narcissistic switch molecule is oriented and fixed on a substrate with the direction of its dipole vector known. To accomplish this, the ChiropticeneTM switch is constructed with the following properties:

     A.) The molecule has a long axis along which the narcissistic reaction occurs.

     B.)  The molecule's dipole vector points approximately along the long axis.

     C.) And importantly, the molecule does not undergo its narcissistic transformations at ambient temperatures.

The prepared switch molecule is represented on paper by a crossed arrow symbol. In this representation, the plane of the substrate coincides with the plane of the paper, the crossed arrow symbol is confined to the plane of the paper, and the body of the arrow and the long length of the molecule coincide. It is useful then to represent the orientation and fixation of the molecule on the substrate by showing the crossed arrow symbols confined within aligned rectangular cells that make up the substrate surface.



                                [GRAPHIC OMITED]



The narrow cells serve to orient and fix the crossed arrows. The arrows are free to rotate around their long molecular axis but not around an axis perpendicular to their long axis. Figure 2 shows the preparation of the ChiropticeneTM switch media. As observed in 2-A, each of the two mirror-image crossed arrows can be made, by rotation in the plane, to point in either direction. There are two strict rules that must be observed when filling the cells. First, It is rigorously required that only one of the two crossed arrow forms, the left handed form is shown in the figure, be utilized to fill the cell structure as specified. Second, as observed in 2-B, all crossed arrows when filling the cells must point in the same direction. The direction itself being of no consequence.

The crucial asymmetric discrimination incorporated into the structure is part of the patented novelty of the ChiropticeneTM switch. Thus the preparation of the switch media requires an ability to discriminate, physically separate, orient and fix the narcissistic mirror-image forms. (Specific preparation concepts comprise a portion of the Company's trade secrets, and are not generally releasable.)

                                 [GRAPHIC OMITED
              FIGURE 2:  DISCRIMINATION, ORIENTATION AND FIXATION
                 OF ASYMMETRIC NARCISSISTIC DIPOLE VECTORS]



DESIGN  OF  THE  CHIROPTICENE  SWITCH

In what follows we embody our molecular switch within a broad group of chemical structures that constitute ChiropticeneTM switch molecules. With the aid of the crossed arrow symbols and the symmetry of the figures, the reader unfamiliar with chemical notation will be able to appreciate how the structures implement the switch.

We have previously prepared examples of the ChiropticeneTM switch, characterized them physically and chemically and obtained a patent that covers the general composition. The general formula and novel ring-chain transformation specified in our patent are shown in Figure 3.

The great advantage of a general composition patent is the multitude of structures that fall under its protective umbrella. It capitalizes fully on the almost unlimited number of structural and elemental variations that is the richness of organic materials. It is from out of this wealth of variety that commercial switch designs are elaborated and refined.

To analyze the structure of the switch, the general formula is conveniently divided into three major components: a central component, Z, an anion component, A-, and two interchanging ring and chain groups, R2NCX2, that together are considered the third component. These three separate components can then be characterized as follows:

Z         The central component can be any  ring-completing  collection of atoms
                                       ---
          that changes chirality as the molecule undergoes the ring-opening, ring-closing transformation indicated in Figure 3. In addition, the Z component contains the light activated trigger (called a chromophore) that initiates the switching of the ring-chain groups.

A- This component is the negatively charged (-) acid, the anion, that balances the positive charge (+) on the nitrogen atom of the ring group. The choice of anion will radically affect the properties of the switch.

R2NCX2 In the combined ring-chain component consisting of the two R2NCX2 groups, the two Ns are nitrogen atoms while the two Cs are carbon atoms. The remaining letters of the ring-chain component stand for variable atoms or parts as follows:

X: These are the key atoms that make or break bonds during the ring-chain conversion and are restricted to being either sulfur or selenium atoms.

R and R1: These parts  attached to the nitrogen atoms are carbon chains or rings
          that  may  be  variously  substituted.   They  function  as  molecular
          fasteners.



                                 [GRAPHIC OMITED
              FIGURE 3:  GENERAL FORMULA OF US PATENT 5,237,067]



Functioning as the pivotal switching component, the ring and chain groups ( R2N-CX2 )-, merit further examination. In the case where (X) is sulfur, the groups are easily made and their dynamic properties have been extensively investigated. In Table 2 the conversion between a sulfur-containing chain structure (called a dithiocarbamate) and its corresponding ring structures (called a dithioiminium cation) is depicted along with a list of some relevant properties.

As viewed in Table 2, the dithiocarbamate chain has two equivalent sulfur atoms one of which is used to attach it to a molecular substrate. The other sulfur atom is an exceptionally good positive-charge-seeking specie (called a nucleophile) that can displace another atom on the molecule to form a ring structure as shown in the drawing. The resulting positively charged dithioiminium ring structures are in this way readily obtained, with from four to eight atoms in their ring system and are remarkably stable species. They permit ring opening in the presence of good nucleophiles. (The table depicts a nucleophile, denoted as the Nu with the two dots over the N, addressing the ring for opening).

In our work leading up to the ChiropticeneTM Switch we demonstrated that this nucleophile can be another carbamate chain on the same molecule and that it forms its own ring while opening the first ring to produce the original chain. We then realized the value of putting, on a chiral molecule, two strategically positioned ring and chain elements so that they open and close each other to produce the same molecule but of opposite chirality. Their combined properties rendered the ring-chain groups virtually ideal as asymmetric narcissistic switching components.

In addition, as seen in Table 2, the carbamate chain structures possess a high rotational barrier and a strong dipole moment. These related features insure a sharp, stable response of the sulfur group to radio frequency electrical fields (~ GHz operational range). The resulting effect of this field-directed dipolar-response is to cause the switching indicated by the small curved arrows in Figures 4 and 5 below.



                                 [GRAPHIC OMITED
               TABLE 2:  SELECTED PROPERITES OF DITHIOCARBAMATE
                      AND DITHIOIMINIUM CATION DERIVATIVES]



A ChiropticeneTM Switch operates by way of two different types of reaction sites: "Face Centered" reaction sites and "Polyene Centered" reaction sites. These two reaction types are illustrated in Figures 4 and 5 which show both chiral forms and intermediate structures. In Figures 4 and 5, small curved arrows are included in the drawing of the (upper) prochiral intermediate to indicate the response of the chain structures to the applied field and the position of the respective reaction sites. (The molecules shown in Figures 4 and 4 have not been prepared. They are shown as visual aids of the switching process. For the sake of visualization, we assume that "nice" switching properties prevail. For example, we assume that their thermal conversion is inactive while photoexcitation results in smooth cleavage of the carbon-sulfur ring bond via charge transfer from the chromophore, a nitrogen atom, to an antibonding orbital of the ruptured carbon-sulfur bond.)

Figure 6 contains seven examples of ChiropticeneTM switch molecules. These examples have been assembled to illustrate the wide range of structures available and in particular, the variety of ring systems and asymmetric elements that can be incorporated into the central portion, the Z portion, of the molecule. In these structures the anions are not shown, the selected chromophores have been kept simple, and the R groups are all methyl.

Other more advanced designs take into account structural and mechanistic requirements as well as other factors not previously mentioned such as conformational behavior, chromophore orientation and chiroptical effects. Our advanced designs are considered proprietary and are not generally releasable.

                                 [GRAPHIC OMITED
                 FIGURE 4:  FACE CENTERED CHIROPTICENE SWITCH]

                                 [GRAPHIC OMITED
                FIGURE 5:  LIGAND CENTERED CHIROPTICENE SWITCH]





FIGURE  6:  CHIROPTICENE  SWITCH  MOLECULES



                               [GRAPHIC  OMITED
                FACE CENTERED CIS-DIMENTHYL ASYMMETRY BENZEL]

                               [GRAPHIC  OMITED
          POLYENE CENTERED TETRAHEDRAL ASYMMETRY SLENA PIPIRADENYL]







                               [GRAPHIC  OMITED
          POLYENE CENTERED SULFOXIDE ASYMMETRY METHOXY TROPOLENYL]






                               [GRAPHIC  OMITED
    FACE CENTERED DOUBLE-RING ASYMMETRY 7-MEMBER THIOMETHOXY ANTHRACENYL]






                               [GRAPHIC  OMITED
    POLYENE CENTERED DOUBLE-RING ASYMMETRY 5-MEMBER DECONDARY PHENALENYL]

                               [GRAPHIC  OMITED
       FACE CENTERED BICYCLO ASYMMETRY THIASELENA BICYCLOAZA-HEPTADIENYL]






                               [GRAPHIC  OMITED
           POLYENE CENTERED SPIRO ASYMMETRY ZWIITERIONIC THIOPHENYL]



PRODUCTS  AND  SERVICES

The Company intends to produce and sell the following three classes of products:

     Intellectual  Property

     Technical  Services

     Molecular  Electronic  Information  Processor  Elements

The first two product classes are near-term products that we intend to begin selling in the first year of operation. The third is a longer-term product family, the early members of which Management hopes to begin selling within the first four years of operation.

The intellectual properties that the Company intends to produce - its patents and trade secrets - are salable products. They will be licensed and supported in exchange for the payment of fees. As such, they will be a continuous and major output of the Company. The potential customers for these intellectual property products will be companies interested in exploiting Molecular Electronics, the same companies we envision will make up our network of future joint venture partners. We believe that this network will need initial and ongoing access to Molecular Electronics intellectual property, and we intend to provide it to them.

The Company also intends to sell technical services: Contract R&D and product development support. Potential customers for these services will again be the companies in our future customer network. We believe that our special Molecular Electronics expertise will be of value to our customers as they attempt to develop Molecular Electronics products. This expertise will be sold as product development support and as contract R&D. The Company's customers will be drawn from Computing, Electronics and Chemical industries. We will choose our customers on the basis of their interests in technology innovation and new product development. While the actual products undertaken for development will be determined by customer companies and not by us, Management would expect these products to include: ultra-large capacity memory chips, very low cost, high resolution display screens, the special chemical/biochemical compounds required in the manufacturing of Molecular Electronic circuitry, and special input/output devices unique to the technology of Molecular Electronics.

Management sees Molecular Electronic information processors as our long-term products. The Company expects these processors to be of two types: digital serial processors (DSPs), modeled after today's existing semiconductor computer processing chips, and massively parallel processors (MPPs), that exploit the high inter-connectivity potentially achievable with Molecular Electronics technology, and architected after the structure of the human brain or other neural network architectures. Molecular Electronic DSPs could lead to super powerful, super small computers. Molecular Electronic MPPs promise computers with "brain like" behavior such as understanding, intelligence, and conversation.

MARKET

We believe that families of processors will be the major product areas flowing from the field of Molecular Electronics. The markets for these products may be an expanded version of today's markets for semiconductor chips.

The combined market, as measured by actual annual revenues, of the 18 leading U.S. semiconductor chip makers was projected to be 93 billion dollars in 1998 and 153 billion dollars by the year 2002(5). The common types of chips currently being manufactured include computer microprocessors, signal processors, special-purpose chips, programmable logic chips, memory chips and controllers. Semiconductor chips are purchased by the manufacturers of chip-dependent products. This is a large and growing class of products including personal computers, communication products (cell phones, roam phones, modems, pagers, and infrastructure), VCRs, camcorders, calculators, manufacturing equipment (robots, controllers, instruments, and automated manufacturing systems), transportation equipment (cars, trucks, boats, airplanes and infrastructure), and electronic equipment of all kinds. Semiconductor chips also support a large software market providing software applications based on these chips. Management estimates that all together, the chip market, the chip-dependent manufacturing market, and the chip driven software market, will be $500 billion annually by the end of this year.

The Company expects Molecular-Electronic processors to serve the same markets as today's semiconductor chips. However, since we believe that successful Molecular Electronics technology will provide much greater performance at a much smaller size and price, our Management further believes that Molecular Electronics processors will find their way into many new products.

COMPETITION

The field of Molecular Electronics is in the development stage. To the best of our knowledge, no one anywhere is developing or selling products based on Molecular Electronics technology. We believe that at this stage, competition is for intellectual property that will enable the control of future markets and not for the products for these markets.

Patents have been and are being granted for innovations in the field or innovations that will impact the field. It is our opinion, however, that overall, the intellectual property of the field is largely underdeveloped. Moreover, an essential part of our business strategy is to exploit, under exploitation agreements, existing and future intellectual property belonging to others for the mutual benefit of the Company and such others. By virtue of these strategies we hope to control and minimize the impact of the competition that will be seen.

The Company believes that the competition for this intellectual property will come from two sources: Those who will seek to imitate our customer-building strategy, and those who will develop and exploit intellectual property on their own. Currently, Management knows of no companies interested in imitating its customer-building strategy. And only time will tell whether or not there will be many or few intellectual property developers who have the time, resources and commitment to undertake exploitation on their own without CALMEC's or others' involvement.

Management believes that our ultimate competitors in the markets for Molecular Electronic information processors and operating system software will be companies within CALMEC's own product-development customer network. Our customers will have the knowledge, expertise and experience to engage this new market in part because of the Company's work with them. While Management intends to work its customer agreements to the Company's benefit, we recognize that it will be impossible and perhaps even unwise to prevent our customers from being our competitors in various niches of the market.

These customer-based competitors will probably be the earliest specific competitors that we will be able to identify. Management expects to know them in more intimate detail than other future competitors.

-----------------------------------------
(5)     Value Line Investment Survey

COMPETITIVE  POSITION

Management believes that our competitive position is strong. We are first. We are the first company organized to make a business and a profit from capturing and exploiting the intellectual property of Molecular Electronics. CALMEC intends to be everywhere in the field: in the universities, in the government research labs, in the technology partnership offices of future customers, and in the US Patent & Trademark Office. There is a maxim that says: Being first is better than being better. As a matter of corporate policy we intend to exploit the Company's position of being first.

PATENTS

The Company has executed an exclusive license and patent assignment agreement ("Patent Agreement") for the worldwide rights to the economic exploitation of United States Patent Number 5,237,067 (the "Patent") issued August 17, 1993 to Dr. Robert R. Schumaker. Dr. Schumaker is also the Company's Executive Vice President for Research and Development and a major shareholder in the Company (See "Management" and "Security Ownership").

The Company has also filed new patent applications on related Molecular Electronics innovations flowing from new work internal to the Company. In addition, we are working on developing patent exploitation agreements with numerous universities and government labs that are leaders in the field of Molecular Electronics and that own important intellectual property in the field.

Chiropticene is a trademark belonging to the Company that refers to the molecular switches defined in and covered by the Patent.

THE  USE  OF  THE  INTERNET

As a startup, our primary assets are our vision and the intellectual means we have in our possession to achieve that vision. The Company's primary task is the same as that of every startup: financing its activities in order to succeed. We have chosen to finance our activities with a combination of a previous private offering of Company stock together with this Offering of Shares. In this Offering, the Company is using the Internet as a primary avenue for distributing Shares. The Company is focusing on the Internet for this purpose due to the power possessed by the Internet to reach great numbers of people, its ability to quickly and interactively provide information to people about the Company, and its futuristic effectiveness in the execution of on-the-spot transactions. We encourage you to look at our World Wide Web site at http://www.calmec.com. This Prospectus and the Subscription Agreement for the purchase of these Shares are both contained on our web site, enabling you to view these documents "on line".

STARTUP  PHASE

In order to conserve resources, our executive officers have agreed to work without pay until such date as the Board decides that we have attained capital sufficient for our operations. At that time, which is referred to in this Prospectus as the "Actual Startup Date," these officers will begin receiving pay for their services. The time period prior to the Actual Startup Date is referred to as the Company's "Startup Phase."

                               PLAN OF OPERATIONS

The Company is currently in its Startup Phase of existence (see paragraph above). In this phase, our officers are working without pay, and our office is a virtual office utilizing telecommunication interactions (internet, phone and faxes), but with no leased office space expense. THE COMPANY CAN CONTINUE
INDEFINITELY IN THIS MODE. This is not a "stand still" mode. Intellectual property, technology exploitation agreements and R&D plans are under active development in this phase.

We have begun paying salaries to two chemists in the second quarter of 1999. At the same time, the Company has begun leasing lab space from San Jose State University for the purpose of housing these chemists and developing Chiropticene demonstration chemistry. THE COMPANY PRESENTLY HAS SUFFICIENT CASH ON HAND TO SUPPORT ALL OF THESE ACTIVITIES FOR THE NEXT YEAR. NO FUNDS FROM THIS OFFERING ARE REQUIRED TO SUPPORT THESE ACTIVITIES.

The Company will transition from the Startup Phase of its existence to the Operational Phase when it has accumulated sufficient capital to do so. At that time all employees, including our executive officers, will receive salaries, additional space will be leased, capital equipment will be purchased, and other business operating expenses will be incurred. Prior to that time, activities will be restricted to the work of the two chemists mentioned above, and to other low cost activities so as to keep the Company within its cash resources.

The sale of the Shares is intended to facilitate getting the Company's financing steps done quickly, and thereby accomplishing a quick Startup Phase. However, even if no Shares were sold pursuant to this Offering, we would still be able to proceed in the development of our intellectual property, continue putting technology exploitation agreements into place, and begin the sale of licenses of our technology and contract R&D services in support of technology development. In this way the Company will transition to operational status in due time, regardless of the extent to which Shares are sold under this Offering.

Our operational plans are designed for financial safety. In our current Startup Phase, we are able to continue indefinitely our process of intellectual property development and exploitation without additional funds. It is our intention to continue to pace the growth of operations to the availability of cash so as to minimize the likelihood of damage to the Company caused by operational requirements that exceed the Company's financial abilities.

For this reason, our operational plans do not require cash from this Offering to
                                              -------
succeed.  Cash  from  this  Offering  will be used to accelerate our operational
                                                      ----------
plans. Management believes that the faster we can grow, the greater will be our participation in the economic potential of the field of Molecular Electronics.

ACTIVITIES

The Company's business currently consists of two major areas of activity: 1.) Research and Development, and 2.) Sales and Corporate Development.

RESEARCH AND DEVELOPMENT The purpose of our R&D is to capture as large a portion of the intellectual property in the field of Molecular Electronics as possible and to develop our capability to create products that exploit this intellectual property. To this end, the Company's R&D consists of the following segments:

     -     Research

     -     Intellectual  Property  Development

     -     Product  Technology  Development

These three segments work together. Research develops the Company's knowledge by answering the questions that the other two segments need answered. Intellectual Property Development fashions the Company's knowledge into patent-protectable or trade-secret-protectable units that can be licensed and otherwise exploited for business. Finally, Product Technology Development puts in place those technical processes and technology arrangements necessary for the Company to produce, or support the production of, salable products. All three research segments are functioning now at a low, but valuable, level. We believe that the power and effectiveness of these segments will be amplified as we grow. Approximately 30 percent of our annual expenditures are expected to be used for R&D.

SALES AND CORPORATE DEVELOPMENT The purpose of this area of activity is to exploit the Company's R&D results in order to generate revenue. This area of activity is responsible for selling products and for developing our business arrangements so as to foster these sales. The Company's early "products" will be licenses to third parties of its intellectual property and contract research in the development-support of third party products based on these licenses (See "Business--Products and Services"). We expect to begin selling these products within the next year, but there can be no assurances of this. The Company's later products are expected to be Molecular Electronics processors, with the earliest versions of such products estimated to be available within four years from now. Approximately 30% of our annual expenditures in the early years are expected to be for Sales and Corporate Development.

CASH  REQUIREMENTS

As stated above, the Company's operational plans are constructed so that we can continue in our present status for a year and longer, even without any proceeds from this Offering. Any and all proceeds from this Offering will be used to ACCELERATE the Company's progress in both its technical and its financing activities, and to AMPLIFY the Company's influence in Molecular Electronics. Management believes that cash from this Offering is not a requirement for the Company's eventual success, but it is an advantage to be able to effectively accelerate and amplify our progress and impact on Molecular Electronics.

CAPITAL  EQUIPMENT

Over the next year the Company expects to expend up to 20% of its expenditures on the purchase of capital equipment, primarily for use in research and development. In accordance with our operational planning, which is designed to be flexible, the actual percentage will depend upon the availability of cash. It is possible that no expenditures will be made on capital equipment if the availability of cash is limited. In that case, the Company's work will be focused on intellectual property development of the type that does not depend upon the use of research equipment.

HIRING  OF  EMPLOYEES

As stated previously, we will transition from our Startup Phase to our Operational Phase when accumulated cash permits. At that time, employees currently working without pay will begin receiving pay. Regardless of when that time occurs, the Company has already hired and will support the lab work of the two chemists mentioned above. The Company believes that hiring these two chemists and supporting their work can be done with a substantial margin of financial safety.

QUALIFIED  SMALL  BUSINESS  ISSUER  CAPITAL  GAINS  TAX  EXCLUSION

In 1993 IRS Section 1202 was enacted to provide a 50 percent exclusion of any gain from the sale of "qualified small business stock." For the Shares to qualify for this exclusion, several tests must be met. For instance, the Shares must be purchased directly from the Company, not in any later trading market, and the Shares must be held for at least five years. In addition, a "qualified small business" must have not more than $50 million in assets at all times before the issuance of stock and immediately thereafter. The Company meets these requirements. Further, at least 80 percent of the assets must be used in the "active conduct of one or more qualified trades or businesses" throughout the holding period, a requirement the Company also presently intends to meet. There are also limitations on the persons who may use the exclusion. Prospective investors should consult their own tax advisors as to the availability of the exclusion.

                        TRANSACTIONS WITH RELATED PARTIES

On March 19, 1997, the Company executed an agreement with its Chairman, Jon N. Leonard, by which Mr. Leonard agreed to pay for such Company costs as he believed were essential to the Startup Phase of the Company (see "Business-- Startup Phase"). The Company assumed an obligation to repay Mr. Leonard for such costs. Under this agreement Mr. Leonard paid for $11,366 of Company startup expense. The first $10,000 of this $11,366 obligation to Mr. Leonard was canceled in exchange for founding shares of stock in the Company (See "Security Ownership"). The balance was repaid without interest in the second quarter of this year. Mr. Leonard is a director of the Company, serving as the Chairman of the Board of Directors, and is currently the Company's Treasurer.

The Company executed agreements as of May 1, 1997 with its Executive Vice President, Dr. Robert R. Schumaker, by which Dr. Schumaker entered into a long-term employment contract with the Company, and executed with the Company an exclusive license and patent assignment agreement, as amended November 19, 1998 and January 13, 1999 ("Patent Agreement") covering US Patent Number 5,237,067 ("Patent"), a patent for an invention of Dr. Schumaker's related to Molecular Electronic switching. Under the Patent Agreement, the Patent was assigned to the Company on January 13, 1999. The Patent Agreement retains provisions that will cause the Chiropticene Technology to be licensed back to Dr. Schumaker if the Company fails to act to develop Chiropticene Technology. For example, the Chiropticene Technology will be licensed back to Dr. Schumaker if the Company decides to abandon Chiropticene technology in favor of some other technology. (An arbitration process is provided for in the Patent Agreement in the event there is disagreement between the Company and Dr. Schumaker on whether or not a failure to act may have occurred.) The Company has no intention of failing to pursue Chiropticene Technology. But see "Risk Factors". Dr. Schumaker is a director of the Company, and is currently the Company's Executive Vice president for R&D, and its Secretary.

Except for the transactions described above, no director, officer or principal security holder of the Company has or has had a direct or indirect material interest in any transaction to which the Company is or was a party. We believe that the terms of the transactions described above were no less favorable to the Company than could have been obtained from third parties. In addition, in the future we will not enter into additional transactions with directors, officers or principal shareholders unless the terms thereof are no less favorable to the Company than could be obtained from third parties. In any event, the Company will not enter into any transaction with directors, officers or principal shareholders without the affirmative vote of a majority of disinterested directors.

             MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

TRADING MARKET There is currently no public trading market for the Company's Common Stock. The Company plans to facilitate trading of its Common Stock by implementing, on a World Wide Web Internet site, a trading mechanism through which persons interested in purchasing or selling shares of Common Stock can meet prospective trading partners. Under the Company's stock option plan 1,600,000 shares of Common Stock have been earmarked for provision to employees, directors and key consultants. Of the 4,978,940 shares of Common Stock that are currently issued and outstanding, 4,896,380 are restricted securities under the Securities Act, and as such cannot be resold without registration except in reliance on an exemption from registration. The remaining 82,560 are Shares offered by the Selling Shareholders hereunder, and therefore will be registered as part of this Offering. (See "Selling Shareholders.")

HOLDERS OF COMMON STOCK Current holders of Common Stock in the Company are the individuals described and discussed under the section "Security Ownership".

DIVIDENDS The Company has never paid cash dividends. However, for the purpose of effecting a two for one stock split, the Company issued a 100% stock dividend on February 15, 1999. There are no current or foreseen restrictions that limit the ability of the Company to pay dividends on its Common Stock.

                             EXECUTIVE COMPENSATION

To date, and other than stock as a hiring inducement, no compensation has been paid to any officer or director. All officers and directors of the Company have agreed to serve and are serving without pay during the Startup Phase of the Company (See "Business-- Startup Phase"). This phase will end at such date that the Board determines that the Company has attained capital sufficient for expanded operations. Beginning on that date, annual compensation of the Company's officers shall be as follows:

NAME                            CAPACITIES SERVED             PLANNED REMUNERATION (ANNUAL)
-------------------  ---------------------------------------  ------------------------------
Jon N. Leonard       Chairman and Treasurer                   $                       40,000
James J. Marek       President and CEO                        $                      110,000
Robert R. Schumaker  Executive Vice President and Secretary   $                      120,000
Officers as a Group  $                               270,000

STOCK  OPTION  PROGRAM

The Company has adopted a stock option plan (the "Plan"). It is intended that under the Plan key employees and consultants will be eligible to receive options that qualify as incentive stock options (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")) or which are non-qualified stock options. An aggregate of 1,600,000 shares of Common Stock have been earmarked for issuance under the Plan.

The Plan is administered by a committee of the Company's Board of Directors, the members of which are designated by the Board of Directors. Currently the committee is comprised of the whole Board. The committee has the authority, subject to the terms of the Plan, to determine the terms of options granted under the Plan, including, among other things, the individuals who shall receive options, the times when they shall receive them, the number of shares to be subject to each option, the exercise price of the shares covered by options, whether an incentive stock option or non-qualified stock option shall be granted, and the date or dates each option shall become exercisable.

The Company has granted to Dr. Schumaker and Mr. Marek options to purchase 400,000 shares each of the Company's Common Stock under the Company stock option plan. Additionally, 69,500 options been granted to other employees or ex-employees of the Company which are outstanding as of June 15, 1999. The following table sets forth certain information regarding the options.

NAME OF OPTIONEE     SECURITIES UNDERLYING OPTIONS  DATE OF EXERCISE
-------------------  -----------------------------  ----------------
Robert R. Schumaker                        400,000              None
James J. Marek                             400,000              None
Officers as a group                        800,000              None

                                     INDEX TO FINANCIAL STATEMENTS



Index . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

Interim Balance Sheet, as of May 31, 1999 (Unaudited) . . . . . . . . . . . . . . . . . . . . . . .  40

Interim Statement of Operations and Accumulated Deficit, January through May, 1999 (Unaudited). . .  41

Interim Statement of Cash Flows, January through May, 1999 (Unaudited). . . . . . . . . . . . . . .  42

Interim Statement of Changes in Stockholders' Equity, Inception through June 15, 1999 (Unaudited) .  43

Report of Odenberg, Ullakko, Muranishi & Co. LLP, Independent Accountants . . . . . . . . . . . . .  44

Balance Sheets, as of December 31, 1997 and December 31, 1998 (Audited) . . . . . . . . . . . . . .  45

Statements of Operations and Accumulated Deficit, Inception through 12-31-97 and FY 1998 (Audited)   46

Statements of Cash Flows, Inception through December 31, 1997 and CY 1998 (Audited) . . . . . . . .  47

Audited Statement of Changes in Stockholders' Equity, Inception through December 31, 1998 (Audited)  48

Footnotes to Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

                      CALIFORNIA MOLECULAR ELECTRONICS CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                         UNAUDITED INTERIM BALANCE SHEET
                               As of June 15, 1999


ASSETS
Current assets:
  Cash                                 $356,994
  Employee advance                       10,000
                                       ---------
    Total current assets                366,994
Organization costs                          427
Licenses                                 50,000
Deposits                                  7,408
                                       ---------
                                       $424,829
                                       =========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                     $  2,024
  Payroll taxes payable                   2,371
                                       ---------
    Total current liabilities             4,395
                                       ---------
Stockholders' equity
  Common stock issued                  $579,100
  Stock issuance expense                (18,754)
Accumulated deficit                     (51,228)
Net loss                                (88,684)
                                       ---------
                                        420,434
                                       ---------

                                       $424,829
                                       =========

                               CALIFORNIA MOLECULAR ELECTRONICS CORP.
                                  (A DEVELOPMENT STAGE COMPANY)
                             UNAUDITED INTERIM STATEMENT OF OPERATIONS


-                                                                                Period from March
                                      Period from January      Year ended        17, 1997 (date of
                                      1, 1999 to June 15,     December 31,      incorporation) to
                                             1999                 1998           December 31, 1997
                                      -------------------  -------------------  -------------------
Revenue:
  Interest income                     $            3,833   $            2,821   $                -
                                      -------------------  -------------------  -------------------
Expenses:
Preoperating and development
  expenses                                        92,467               46,428                7,521
                                      -------------------  -------------------  -------------------
Loss before income taxes                         (88,634)             (43,607)              (7,521)
Provision for state income taxes                      50                   50                   50
                                      -------------------  -------------------  -------------------
Net loss                                         (88,684)             (43,657)              (7,571)
Accumulated deficit at beginning of
  period                                         (51,228)              (7,571)                   -
                                      -------------------  -------------------  -------------------
Accumulated deficit at end of period  $         (139,912)  $          (51,228)  $           (7,571)
                                      ===================  ===================  ===================

                           CALIFORNIA MOLECULAR ELECTRONICS CORP.
                                (A DEVELOPMENT STAGE COMPANY)
                           UNAUDITED INTERIM STATEMENT OF CASH FLOWS

                                                                             Period from March
                                      Period from January     Year ended        17, 1997 to
                                          1, 1999 to         December 31,      December 31,
                                         June 15,1999            1998              1997
                                     ---------------------  --------------  -------------------
Operations:
  Net loss                           $            (88,684)  $     (43,657)  $           (7,571)
Items not requiring current use of
  cash:
Changes in other operating
  items:
      Employee advances                            (5,000)         (5,000)                   -
      Accounts payable
        and accrued liabilities                     2,003              36                2,356
      Deposits                                     (7,208)           (200)                   -
                                     ---------------------  --------------  -------------------
Cash used for operating
  activities                                      (98,889)        (48,821)              (5,215)
                                     ---------------------  --------------  -------------------
Investments:
  Organization costs                                    -               -                 (427)
  Licenses                                        (39,500)        (10,500)                   -
                                     ---------------------  --------------  -------------------
Cash used for investing activities
                                                  (39,500)        (10,500)                (427)
                                     ---------------------  --------------  -------------------
Financing:
  Advance from (repayment to)
    related party                                  (1,366)          1,366                    -
  Issuance of common stock, after
  stock issuance expense                          342,123         212,487                5,736
                                     ---------------------  --------------  -------------------
Cash provided by financing
  activities                                      340,757         213,853                5,736
                                     ---------------------  --------------  -------------------
Increase in cash                                  202,368         154,532                   94
Cash at beginning of period                       154,626              94                    -
                                     -====================  --------------  -------------------
Cash at end of period                $            356,994   $     154,626   $               94
                                     =====================  ==============  ===================
Supplemental cash flow disclosures:
  Taxes paid                         $                  -   $           -   $               50
                                     =====================  ==============  ===================
  Interest paid                      $                  -   $           -   $                -
                                     =====================  ==============  ===================
Supplemental schedule of noncash
  investing and financing
Receivable from sale of common
  stock                              $                  -   $           -   $            4,968
                                     =====================  ==============  ===================
Payable for purchase of license      $                  -   $      14,500   $                -
                                     =====================  ==============  ===================

                    CALIFORNIA MOLECULAR ELECTRONICS CORP.
                        (A DEVELOPMENT STAGE COMPANY)
    UNAUDITED INTERIM STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

           For The Period From March 17, 1997 (Date Of Incorporation)
                                To June 15, 1999

                             Common Stock        Accumulated
                           --------------------
                            Shares     Amount     Deficit      Total
                           ---------  ---------  ----------  ---------
Stock issued in March      4,000,000  $ 10,000   $       -   $ 10,000
  1997
Stock issued on hiring of
  executives                 800,000     3,000           -      3,000

Stock issuance costs               -    (2,296)          -     (2,296)
Net loss                           -         -      (7,571)    (7,571)
                           ---------  ---------  ----------  ---------
Balance at December 31,
  1997                     4,800,000    10,704      (7,571)     3,133
Stock issued in private
  placement                   87,520   218,800           -    218,800
Stock issuance costs               -   (11,281)          -    (11,281)
Net loss                           -         -     (43,657)   (43,657)
                           ---------  ---------  ----------  ---------
Balance at December 31,
  1998                     4,887,520  $218,223   $ (51,228)  $166,995
Stock issued in private
  placement                   91,420   347,300           -    347,300
Stock issuance costs               -    (5,177)          -     (5,177)
Net loss                           -         -     (88,684)   (88,684)
                           ---------  ---------  ----------  ---------
Balance at June 15, 1999
                           4,978,940  $560,346   $(139,912)  $420,434
                           =========  =========  ==========  =========

                                                                 March  3,  1999



To  the  Board  of  Directors

and  Stockholders  of

California  Molecular  Electronics  Corp.


     REPORT  OF  INDEPENDENT  CERTIFIED  PUBLIC  ACCOUNTANTS
     -------------------------------------------------------

     In our opinion, the accompanying balance sheet and the related statements of operations, stockholders' equity (deficit) and cash flows present fairly, in all material respects, the financial position of California Molecular Electronics Corp. (a development stage company) at December 31, 1998 and 1997, and the results of its operations and its cash flows for the year ended December 31, 1998 and the period from March 17, 1997 (date of incorporation) to December 31, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.


/s/ Odenberg, Ullakko, Muranishi & Co. LLP
------------------------------------------
Odenberg, Ullakko, Muranishi & Co. LLP

                      CALIFORNIA MOLECULAR ELECTRONICS CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                             BALANCE SHEET (AUDITED)

                                                              December 31
                                                             1998       1997
                                                           ---------  --------

ASSETS

Current assets:
  Cash                                                     $154,626   $    94
  Employee advance                                            5,000         -
                                                           ---------  --------
    Total current assets                                    159,626        94
Organization costs                                              427       427
Licenses                                                     25,000         -
Deposits                                                        200         -
                                                           ---------  --------
                                                           $185,253   $   521
                                                           =========  ========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
  Accounts payable                                         $  2,392   $ 2,356
  Advance from related party                                  1,366         -
  Payable to related party                                   14,500         -
                                                           ---------  --------
    Total current liabilities                                18,258     2,356
                                                           ---------  --------
Stockholders' equity (deficit):
  Common stock, no par value:
    Authorized 20 million shares; 4,887,520 and
    4,800,000 issued and outstanding at December 31, 1998
    and 1997, respectively                                  218,223    10,704
Less:  receivable from sale of common stock                       -    (4,968)
Deficit accumulated during development stage                (51,228)   (7,571)
                                                           ---------  --------
                                                            166,995    (1,835)
                                                           ---------  --------
Commitments (Note 1)
                                                           $185,253   $   521
                                                           =========  ========

               See accompanying notes to financial statements.

                          CALIFORNIA MOLECULAR ELECTRONICS CORP.
                              (A DEVELOPMENT STAGE COMPANY)
                   STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT (AUDITED)


                                      Cumulative amounts
                                      from March 17, 1997                    Period from March
                                           (date of           Year ended     17, 1997 (date of
                                       incorporation) to     December 31,    incorporation) to
                                       December 31,1998          1998        December 31, 1997
                                     ---------------------  --------------  -------------------
Revenue:
  Interest income                    $              2,821   $       2,821   $                -
                                     ---------------------  --------------  -------------------
Expenses:
Preoperating and development
  expenses                                         53,949          46,428                7,521
                                     ---------------------  --------------  -------------------
Loss before income taxes                          (51,128)        (43,607)              (7,521)
Provision for state income taxes                      100              50                   50
                                     ---------------------  --------------  -------------------
Net loss                                          (51,228)        (43,657)              (7,571)
Accumulated deficit at beginning of
  period                                                -          (7,571)                   -
                                     ---------------------  --------------  -------------------
Accumulated deficit at end of        $            (51,228)  $     (51,228)  $           (7,571)
                                     =====================  ==============  ===================
  period
Basic and diluted loss per common
  share                              $               (.01)  $        (.01)  $                -
                                     =====================  ==============  ===================
Weighted average number of
  common shares outstanding                     4,832,658       4,832,658            4,800,000
                                     =====================  ==============  ===================

                       See accompanying notes to financial statements.

                             CALIFORNIA MOLECULAR ELECTRONICS CORP.
                                 (A DEVELOPMENT STAGE COMPANY)
                              STATEMENT  OF  CASH  FLOWS  (AUDITED)


                                      Cumulative amounts                    Period from March
                                        from March 17,                      17, 1997 (date of
                                        1997 (date of        Year ended     incorporation) to
                                      incorporation) to     December 31,      December 31,
                                       December 31,1998         1998              1997
                                     --------------------  --------------  -------------------
Operations:
  Net loss                           $           (51,228)  $     (43,657)  $           (7,571)
  Items not requiring current use of
    cash:
    Changes in other operating
      items:
      Employee advances                           (5,000)         (5,000)                   -
      Accounts payable                             2,392              36                2,356
      Deposits                                      (200)           (200)                   -
                                     --------------------  --------------  -------------------
Cash used for operating
  activities                                     (54,036)        (48,821)              (5,215)
                                     --------------------  --------------  -------------------
Investments:
  Organization costs                                (427)              -                 (427)
  Licenses                                       (10,500)        (10,500)                   -
                                     --------------------  --------------  -------------------
    Cash used for investing
      activities                                 (10,927)        (10,500)                (427)
                                     --------------------  --------------  -------------------
Financing:
  Advance from related party                       1,366           1,366                    -
  Issuance of common stock                       218,223         212,487                5,736
                                     --------------------  --------------  -------------------
    Cash provided by financing
      activities                                 219,589         213,853                5,736
                                     --------------------  --------------  -------------------
Increase in cash                                 154,626         154,532                   94
Cash at beginning of period                            -              94                    -
                                     --------------------  --------------  -------------------
Cash at end of period                $           154,626   $     154,626   $               94
                                     ====================  ==============  ===================
Supplemental cash flow disclosures:
  Taxes paid                         $                50   $           -   $               50
                                     ====================  ==============  ===================
  Interest paid                      $                 -   $           -   $                -
                                     ====================  ==============  ===================
Supplemental schedule of noncash
  investing and financing
  activities:
  Receivable from sale of common
    stock                            $                 -   $           -   $            4,968
                                     ====================  ==============  ===================
  Payable for purchase of license    $            14,500   $      14,500   $                -
                                     ====================  ==============  ===================

                       See accompanying notes to financial statements.

                     CALIFORNIA MOLECULAR ELECTRONICS CORP.
                        (A DEVELOPMENT STAGE COMPANY)
              STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT) (AUDITED)

           For The Period From March 17, 1997 (Date Of Incorporation)
                              To December 31, 1998

                                         Common Stock      Accumulated
                                      --------------------
                                       Shares     Amount     Deficit     Total
                                      ---------  ---------  ---------  ---------
Stock issued in March 1997            4,000,000  $ 10,000   $      -   $ 10,000
Stock issued on hiring of executives
                                        800,000     3,000          -      3,000

Stock issuance costs                          -    (2,296)         -     (2,296)
Net loss                                      -         -     (7,571)    (7,571)
                                      ---------  ---------  ---------  ---------
Balance at December 31, 1997
                                      4,800,000    10,704     (7,571)     3,133
Stock issued in private placement
                                         87,520   218,800          -    218,800
Stock issuance costs                          -   (11,281)         -    (11,281)
Net loss                                      -         -    (43,657)   (43,657)
                                      ---------  ---------  ---------  ---------
Balance at December 31, 1998
                                      4,887,520  $218,223   $(51,228)  $166,995
                                      =========  =========  =========  =========

                       See accompanying notes to financial statements.

                      CALIFORNIA MOLECULAR ELECTRONICS CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS

NOTE  1  -  OPERATIONS  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES:

California Molecular Electronics Corp. ("CALMEC" or the "Company"), an Arizona corporation, was incorporated on March 17, 1997. CALMEC was formed to engage primarily in the business of producing and selling products and services related to the new technological field of molecular electronics. Molecular electronics is the technology of using single molecules to form the components of electronic devices.

CALMEC is currently attempting to raise equity through a private placement offering of up to $1 million of its common stock (see Note 2), followed by a proposed later public offering of its common stock. Management plans to implement its operating plan after completing the initial private placement offering.

CALMEC has entered into an exclusive license and patent assignment agreement with an officer/director of the Company. The agreement provides the Company with the exclusive rights to use ChiropticeneTM switches, a class of molecular electronic switches. The agreement also calls for the assignment to CALMEC of all of the officer/director's rights to Chiropticene technology on May 1, 1999. CALMEC is obligated to pay the officer/director a license fee of $25,000, which, at the Company's option, may be paid in the form of 5% of cash flow from equity financing until the total license fee is paid. As of December 31, 1998, the Company had paid the officer/director $10,500 of the license fee. On January 13, 1999, the Company paid the balance of the fee.

A  summary  of  significant  accounting  policies  follows:

Organization  costs
-------------------

Organization costs consist primarily of legal fees which have been capitalized and which will be charged to expense over a five-year period commencing on the date CALMEC's operations begin.

Use  of  estimates
------------------

The preparation of financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Fair  value  of  financial  instruments
---------------------------------------

The carrying values of financial instruments, such as accounts payable and debt obligations, approximate their fair market value.

Concentration  of  credit  risk
-------------------------------

The Company maintains its cash in bank deposit accounts at well-established financial institutions. At times the balances per the records of the financial institutions may exceed federally insured limits.

Income  taxes
-------------

The Company uses the asset and liability method in accounting for deferred income taxes. Under this method, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the carrying amount of assets and liabilities for financial reporting and tax purposes (primarily relating to start-up costs) at each fiscal year end.

Loss  per  share
----------------

Basic and dilutive loss per common share is calculated by dividing the net loss for the period by the average number of common shares outstanding. In 1998, dilutive loss per share excludes the effect of options, because the effect would have been antidilutive.

NOTE  2  -  COMMON  STOCK  OFFERING:

CALMEC is in the process of arranging equity financing through a private placement offering of common stock, which began on April 1, 1998. The offering agreement allows for the sale of up to 400,000 shares of CALMEC's common stock at $2.50 per share (restated for stock dividend), for a maximum value of $1 million. There is no minimum number of securities which must be sold in the offering. In February 1999, the Company increased the price of the shares to $5 per share (restated for the stock dividend). On March 1, 1999, the Company began providing stock purchasers with a warrant for each share purchased. The warrant entitles the purchasers to buy an additional share for $5 through February 2002. The offering will continue until all of the shares under the offering are sold or until such time as CALMEC decides to close or terminate the offering.

NOTE  3  -  ISSUANCES  OF  CAPITAL  STOCK:

On March 19, 1997, the Company's chairman agreed to pay expenses he deemed essential to the Company's start-up phase, with the understanding that the Company would reimburse him for these costs at 10% per annum, until such time as the Board of Directors determined the Company had attained sufficient capital for its operations. The chairman agreed to cancel the first $10,000 of such obligations owed to him by the Company in exchange for 10 million shares of the Company's no par common stock valued at $.001 per share. 0n June 5, 1997, upon the execution of certain long-term employment and other agreements related to CALMEC, the Company issued 1 million shares of common stock to an officer/director of CALMEC at $.001 per share. On September 17, 1997, upon the execution of certain employment agreements, CALMEC issued 1 million shares of its common stock to the Company's president and CEO at $.002 per share. On January 1, 1998, each of the stockholders voluntarily contributed back to the Company 80% of his stock to effect a pro-rata voluntary 80% reduction in their ownership. The stock that was contributed back to the Company was deemed to be authorized and unissued stock rather than treasury stock. The outstanding common stock of the Company for 1997 has been retroactively restated for the common stock contributed back to the Company. In 1998, the Company issued 87,520 shares of its common stock to accredited investors at, as defined under rule 501(a) of Regulation D promulgated by the Securities and Exchange Commission, $2.50 per share. In January and February 1999, the Company issued 43,920 shares of its common stock to accredited investors at $2.50 per share.

NOTE  4  -  STOCK  OPTION  PLAN:

On May 1, 1997, the Board of Directors of CALMEC adopted the 1997 Stock Option Plan (the "1997 Plan"). The aggregate number of shares that are available for issuance pursuant to the exercise of options granted under the 1997 Plan may not exceed 1,600,000 shares of common stock. Options granted to certain members of the Board of Directors in 1997 vest over a five-year period, with 20% vesting each year. Options granted in 1998 generally vest within one year from the date of grant. Incentive stock options are priced at the fair market value of the stock at the date of grant. Nonqualified stock options are priced at eight-five percent (85%) of the fair market value at the date of grant. Options generally have a life of seven to ten years.

CALMEC applies the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") to the 1997 Plan. Accordingly, no compensation cost has been recognized for the Plan in 1998 and 1997.

Had CALMEC adopted Financial Accounting Standards Board Statement No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"), the net loss of $43,657 as reported for the year ended December 31, 1998 would compare to a pro forma net loss of $71,197, and the net loss of $7,571 as reported for the period from March 17, 1997 (date of incorporation) to December 31, 1997 would not change. Basic and diluted loss per share of $.01 as reported for the year ended December 31, 1998 would not change on a pro forma basis. Basic and diluted loss per share of $0 for the period from March 17, 1997 (date of incorporation) to December 31, 1997 would not change on a pro forma basis.

The effects of applying SFAS No. 123 in the preceding pro forma disclosure are not indicative of the effect on reported net income for future years.

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 1998 and 1997, respectively: risk-free interest rates of 6.4% for both years, and expected lives of 5.9 and 6 years. No dividend yield was used as CALMEC has not paid dividends in the past and does not anticipate paying dividends in the future.

A summary of the status of CALMEC's stock option plan as of December 31, 1998 and 1997, and changes during the years then ended, is presented below:

                                                       1998                          1997

                                                              Weighted                     Weighted
                                                Number    Average Exercise    Number        Average
                                               of Shares        Price        of Shares  Exercise Price
Outstanding at beginning of year                 800,000  $          0.0038          -  $             -
Granted                                           86,000  $          2.1860    800,000  $         .0038
                                               ---------  -----------------  ---------  ---------------
Outstanding at end of year                       886,000  $          0.2156    800,000  $         .0038
                                               =========  =================  =========  ===============
Options exercisable at year end                  207,000                          none
Weighted average grant-date fair value of
  options granted during the year whose
  exercise price equaled market price on date
  of grant                                                $             .39                        none
Weighted average grant-date fair value of
  options granted during the year whose
  exercise price was less than market price
  on date of grant                                        $             .92                        none


The following table summarizes information about stock options outstanding at December 31,1998:

                Options Outstanding                      Options Exercisable
------------------------------------------------------  ----------------------
                                 Weighted
                                  Average    Weighted                Weighted
                                 Remaining    Average                 Average
    Range of         Number     Contractual  Exercise     Number     Exercise
Exercise  Prices   Outstanding     Life        Price    Exercisable    Price
-----------------  -----------  -----------  ---------  -----------  ---------
$           .0025     400,000    5.3 years  $   .0025       80,000  $   .0025
$            .005     400,000    5.7 years  $    .005       80,000  $    .005
$           2.125      72,000    9.6 years  $   2.125       33,000  $   2.125
$            2.50      14,000    6.3 years  $    2.50       14,000  $    2.50
-----------------  -----------  -----------  ---------  -----------  ---------
$   .0025 - $2.50     886,000    5.8 years  $   .2156      207,000  $   .5107
=================  ===========  ===========  =========  ===========  =========

NOTE  5  -  INCOME  TAXES:

The Company has a deferred tax asset of $7,700 relating to its net operating loss for financial reporting purposes, which has been fully offset by a valuation reserve. The Company's operating loss for financial reporting purposes has been reported as deferred start-up costs for federal and state income tax purposes.

NOTE  6  -  SUBSEQUENT  EVENTS:

On February 15, 1999, the Board of Directors declared a 100% stock dividend. All shares and per share date have been restated to reflect the stock dividend.

                         INVESTOR SUBSCRIPTION AGREEMENT

TO  THE  OFFICERS  AND  DIRECTORS  OF
CALIFORNIA  MOLECULAR  ELECTRONICS  CORP.

Gentlemen:

I intend to purchase _________ Shares (the "Shares") of California Molecular Electronics Corp. (the "Company"), at $6.00 each, and enclose herewith $_______________ payable to California Molecular Electronics Corp. for that purpose.

I  represent  and  warrant  to  the  Company  that:

1. I have carefully read the Prospectus and have discussed (or have been given the opportunity to discuss), to the extent I felt necessary, its contents with my counsel.

2. I have had an opportunity to request additional information from the Company for verification purposes.

3. I acknowledge prior to the purchase of the Shares, that I have received adequate information concerning the true financial condition of the Company, its business operations and the use of the proceeds from the sale of the Shares.

4. I understand the business of the Company is subject to high risk and no representations can be or have been made with respect to the future success of the business.

5. The representations, warranties and agreements contained herein shall survive the delivery of and payment for the Shares.

6. The Investor acknowledges that he is aware that this Subscription Agreement may be rejected for any reason by the Company.

7. The Company or its agents, assigns, or representatives, shall not be liable, responsible or accountable in damages or otherwise to the Investor for any act or omission performed or omitted by it and/or them in good faith in connection with this transaction, and in a manner reasonably believed by them to be within the scope of the authority and responsibility granted to them by this Agreement provided such persons were not guilty of gross negligence, willful misconduct, fraud, or bad faith.

8. Miscellaneous: (a) This Agreement shall be governed by and construed in accordance with the laws of the State of California; b) This Subscription Agreement constitutes the entire agreement between the parties respecting the subject matter hereof; (c ) Captions in this Subscription Agreement are for the convenience of reference only and shall not limit or otherwise affect the interpretation or effect of any term or provision hereof; (d) Except as otherwise set forth herein, this Subscription Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto.

VERY  TRULY  YOURS,
_____________________________________________________     DATE:  _______________
Please Sign Here as Name(s) is (are) Printed Below
_____________________________________________________
Please Print Name(s) as Desired on Stock Certificate

(When signing as an attorney, executor, administrator, trustee, or guardian, please give title as such. If joint ownership, both joint tenants or all tenants in common must sign.)

Home  Address:
_________________________________  _____________________________________________
     Number and Street             Social Security Number or Other Taxpayer ID #

_________________________________
   City, State, Zip Code

Telephone  ______________________

ACCEPTED:

CALIFORNIA MOLECULAR ELECTRONICS CORP.  ----------------------------------------
                                        /Please  send this  Subscription       /
By: __________________________________  /Agreement together with payment made  /
     Signature  of  Officer             /out to California Molecular           /
                                        /Electronics Corp. to:                 /
Title: _________________  Date: ______  /                                      /
                                        /California Molecular Electronics Corp./
                                        /C/O  Commercial  Federal  Bank        /
                                        /1171 E. Rancho Vistoso Blvd.,Suite 101/
                                        /Tucson, AZ  85737                     /
                                        ----------------------------------------

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

The Articles of Incorporation of the Company provide that the Company shall indemnify any person who incurs expense by reason of such person acting as an officer, director, employee or agent of the Company, and that this indemnification is mandatory in all cases in which indemnification is permitted by law.

                      EXPENSES OF ISSUANCE AND DISTRIBUTION

The table below sets forth the Company's estimate of the expenses that it will incur in the issuance and distribution of the Shares under this Offering:



CATEGORY                EXPENSE
----------------------  --------
Printing                $  4,000
Distribution            $  5,000
Legal & Accounting      $ 35,000
Miscellaneous           $  6,000
                        --------
Total Offering Expense  $ 50,000

                     RECENT SALE OF UNREGISTERED SECURITIES

On March 19, 1997, the Company issued its Chairman, founder and then sole shareholder, Jon N. Leonard, 4,000,000 shares of Common Stock(1) in exchange for $10,000 in startup cash. On May 1, 1997 the Company issued 400,000 shares of Common Stock to its Executive Vice President, Robert R. Schumaker, as a signing bonus. On September 1, 1997 the Company issued 400,000 shares of Common Stock to its President and CEO , James J. Marek, Jr., as a signing bonus. Beginning in April 1998, the Company distributed 131,440 shares at an effective price of $2.50 per share (adjusted for the Company's 100% stock dividend granted 2-15-99) under a Private Placement Memorandum dated April 1, 1998 (the "April 1998 PPM"), to accredited investors who were the friends, associates and relatives of the officers of the Company, including one vendor, the Company's Corporate Patent Counsel, David W. Collins, whose services were provided in exchange for stock at the same pricing. Beginning in March 1999, the Company distributed another 47,500 shares at $5.00 per share, under a Private Placement Memorandum dated March 1, 1999 (the "March 1999 PPM"), to accredited investors who also were the friends, associates and relatives of the officers of the Company, again including some shares sold at the same pricing to the Company's Corporate Patent Counsel, David W. Collins, in exchange for services provided. Each share sold under the March 1999 PPM also included a warrant to purchase another share at $5.00 good through 2-28-2002.

The above securities transactions are exempt from registration under Regulation D of the Securities Act. The securities therein are restricted securities and contain an appropriate legend on their evidencing-stock-certificates restricting their further sale or transfer without either registering them under the Securities Act or establishing to the satisfaction of the Company that an appropriate exemption is available.

------------------------
(1) The description of stock sales in this paragraph reflect adjustment made for a 100% stock dividend granted on February 15, 1999 to all then existing shareholders and option holders of the Company. This dividend was implemented for the purpose of achieving the effect of a two for one stock split. The dividend doubled the number of shares held by each then existing shareholder. It also effectively halved the price per share that had been paid by each investor.

                                  UNDERTAKINGS

     The Company, in reliance upon Rule 415 of the Securities Act, intends to sell the shares under this Offering over a 24 month "Offering Period" beginning on the SEC effective date and in accordance with the requirements of Rule 415 will:

1.)  File a post effective amendment to this registration statement to:

     -    Include any prospectus  required by section 10(a)(3) of the Securities
          Acts,

     - Reflect in such prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement, and

     - Include any additional or changed material information on the plan of distribution.

2.) For determining liability under the Security Act, treat each post-effective amendment as a new registration statement of the shares offered, and the offering of the securities at that time to be the initial bone fide offering.

3.) File a post effective amendment to remove from registration any shares that remain unsold at the end of the 24 month Offering Period.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, California Molecular Electronics Corp. certifies that it has reasonable grounds to believe it meets all of the requirements of filing on Form SB-2, and authorizes this registration statement to be signed on its behalf by the undersigned.

      Registrant:     California  Molecular  Electronics  Corp.

  City and State:     Tucson,  Arizona

            Date:     March  1,  1999



              By:     /s/  Jon n. Leonard
                      -------------------------------------------------
                      Jon N. Leonard (Director, Chairman and Treasurer)



     In Accordance with the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:





1.     Signature:     /s/  Jon n. Leonard
                      -------------------
                      Jon N. Leonard

           Title:     Director,  Chairman  and  Treasurer



            Date:     July 8, 1999








2.     Signature:     /s/  James  J.  Marek,  Jr.
                      -------------------------------------------------
                      James  J.  Marek,  Jr.

           Title:     Director,  President  and  CEO



            Date:     July 8, 1999









3.     Signature:     /s/  Robert  R.  Schumaker
                      -------------------------------------------------

                      Robert  R.  Schumaker

           Title:     Director,  Executive  Vice  President  and  Secretary



            Date:     July 8, 1999

                                INDEX OF EXHIBITS


           SEC REFERENCE
EXHIBIT        NUMBER                  NAME OF EXHIBIT
---------  --------------  ---------------------------------------
Exhibit 1          (3) i   Articles of Incorporation
Exhibit 2         (3) ii   By Laws
Exhibit 3             (5)  Opinion re: Legality
Exhibit 4            (10)  Long Term Employment Agreements
Exhibit 5            (10)  Exclusive patent License and Assignment
Exhibit 6            (23)  Consent of Legal Counsel
Exhibit 7            (23)  Consent of Independent Accountant